PROSPECTUS SUPPLEMENT DATED JUNE 17, 1999
(TO PROSPECTUS DATED MARCH 23, 1999)

                           $109,248,500 (Approximate)

                    Mortgage Loan Asset Backed Certificates,
                                 Series 1999-H2

                     Merrill Lynch Mortgage Investors, Inc.
                                    Depositor


Merrill Lynch Mortgage Investors, Inc. is offering to sell the following
Certificates:

Class                    Initial Principal Balance(1)       Pass-Through Rate(2)
-----                    ----------------------------       --------------------
Class A Certificates             $109,248,500                     Variable

(1) Plus or minus 5%.
(2) Subject to a cap on the interest rate.

The Certificates

     o    Represent  ownership  interests  in a trust  consisting  primarily  of
          conventional,   adjustable-rate,   one-  to  four-family,  first  lien
          mortgage loans having original terms to maturity of 30 years.

     o Will accrue interest at a rate equal to one-month LIBOR plus a fixed margin, subject to certain limitations described in this prospectus supplement.

Credit Enhancement

     o The portion of interest paid by the borrowers in excess of what is necessary to pay interest earned on the Certificates;
     o Overcollateralization consisting of the excess of the balance of the mortgage loans over the balance of the Certificates; and
     o An irrevocable and unconditional certificate insurance policy issued by MBIA Insurance Corporation.

                                   [MBIA Logo]

                                ________________

         You will receive payments on the Class A Certificates ONLY from payments received on the mortgage loans and the certificate insurance policy. Except as described herein, no entity has any obligation to make payments on the Class A Certificates from its own funds. Neither the Class A Certificates nor the mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

                                ________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ________________

BEFORE BUYING THESE CERTIFICATES, YOU SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS SUPPLEMENT.

         The Underwriter will buy the Class A Certificates from the Depositor at a price equal to 100% of their face value. The Depositor incurred expenses of approximately $350,000 in connection with issuing the Class A Certificates. The Underwriter will sell the Class A Certificates from time to time in negotiated transactions, at varying prices to be determined at the time of sale. Delivery of the Class A Certificates will be made in book-entry form through the facilities of The Depository Trust Company, Cedelbank and the Euroclear System on or about June 23, 1999.

                        ________________________________

                               MERRILL LYNCH & CO.

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

     We tell you about the certificates in two separate documents that progressively provide more detail; (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

     If the terms of your series of certificates vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions can be found.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Definitions" beginning on page S-59 in this prospectus supplement and under the caption "Index of Principal Definitions" beginning on page 103 in the accompanying prospectus.

                              _____________________


                                TABLE OF CONTENTS

SUMMARY  ...................................................................S-3
RISK FACTORS................................................................S-9
THE MORTGAGE POOL..........................................................S-11
THE MORTGAGE LOAN ORIGINATOR...............................................S-25
YIELD ON THE CLASS A CERTIFICATES..........................................S-31
DESCRIPTION OF THE CERTIFICATES ...........................................S-37
POOLING AND SERVICING AGREEMENT............................................S-46
THE CERTIFICATE INSURER AND THE POLICY.....................................S-50
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................S-55
USE OF PROCEEDS............................................................S-56
UNDERWRITING...............................................................S-56
LEGAL MATTERS..............................................................S-57
EXPERTS  ..................................................................S-57
RATINGS  ..................................................................S-57
LEGAL INVESTMENT...........................................................S-58
ERISA CONSIDERATIONS.......................................................S-58
INDEX OF PRINCIPAL DEFINITIONS.............................................S-60

                                     SUMMARY

     Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus and prospectus supplement carefully before you decide to purchase a Certificate. If capitalized terms are not defined in this summary, they are defined in the prospectus supplement or in the prospectus.

Title of Series....................  Merrill Lynch Mortgage Investors, Inc.
                                     Mortgage Loan Asset Backed Certificates,
                                     Series 1999-H2.

The Certificates...................  The Class A and Class R Certificates
                                     represent the entire ownership interest in a trust fund which is composed primarily of first lien, adjustable rate mortgage loans. The trust will issue the Certificates pursuant to a Pooling and Servicing Agreement dated as of June 1, 1999, among Merrill Lynch Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as master servicer and The Chase Manhattan Bank, as trustee. Only the Class A Certificates are offered pursuant to this prospectus supplement. The Class A Certificates are being offered as book-entry securities clearing through DTC (in the United States) or Cedelbank or Euroclear (in Europe). See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the prospectus supplement.

Depositor of Mortgage Loans........  Merrill Lynch Mortgage Investors, Inc. will deposit the mortgage loans in the trust
                                     fund. The depositor is a Delaware
                                     corporation and a wholly-owned, limited
                                     purpose subsidiary of Merrill Lynch
                                     Mortgage Capital Inc., which is a wholly owned indirect subsidiary of Merrill Lynch & Co., Inc. The depositor is an affiliate of the Underwriter.

Mortgage Loan Originator...........  PacificAmerica Money Center, Inc., a
                                     Delaware corporation, originated or
                                     acquired the mortgage loans generally in accordance with the underwriting standards described in "The Mortgage Pool-- Underwriting Standards" in this prospectus supplement.

Master Servicer....................  Litton Loan Servicing LP, will service the mortgage loans for an annual servicing fee, payable monthly, of 0.50% of the total principal balance of the mortgage loans. The master servicer must advance delinquent payments of principal and interest on the mortgage loans, subject to certain limitations. See "Description of the Certificates-- Monthly Advances" in this prospectus supplement and "Description of the Certificates-- Advances in Respect of Delinquencies" in the prospectus.

Trustee............................  The Chase Manhattan Bank, a New York
                                     banking corporation.

Custodian..........................  Bankers Trust Company.

Certificate Insurer................  MBIA Insurance Corporation, a New York
                                     stock insurance company. See "The
                                     Certificate Insurer" in this prospectus
                                     supplement.

Cut-off Date.......................  The close of business on June 1, 1999.

Closing Date.......................  On or about June 23, 1999.

Final Scheduled Distribution Date..  The final scheduled distribution date for the Class A Certificates is January 25,
                                     2029. The Final Scheduled Distribution Date has been calculated as described under "Yield Considerations--Final Scheduled
                                     Distribution Date" in this Prospectus
                                     Supplement.

The Mortgage Pool................. The following table shows the characteristics of the mortgage loans (percentages are based on the aggregate principal balance as of June 1, 1999)

                                   Loan Count                                                      1,018
                                   Aggregate Current Principal Balances                  $111,649,009.11
                                   Average Current Principal Balances                        $109,674.86
                                   Range of Current Principal Balances          $18,092.23 - $407,742.61
                                   Average Original Principal Balances                       $112,219.73
                                   Range of Original Principal Balances         $18,600.00 -$ 416,750.00

                                   Prepay Penalties                                               71.45%

                                                                          Weighted Average
                                                                          Mortgage Interest       Weighted Average
                                                         % of Pool              Rate                Gross-Margin
                                   Product              -----------      ------------------      ------------------
                                   2/28/LIBOR            72.04%               10.344%                 7.285%
                                   3/27/LIBOR            18.04%                9.838%                 7.301%
                                   Six Month LIBOR        5.78%               11.416%                 6.918%
                                   5/25/LIBOR             3.34%                9.295%                 6.538%
                                   2/08/LIBOR             0.06%                9.679%                 5.972%
                                   2/13/LIBOR             0.50%               10.419%                 6.911%
                                   2/18/LIBOR             0.21%               10.010%                 6.413%
                                   3/17/LIBOR             0.04%                7.990%                 4.400%

                                   Current Weighted Average Mortgage Interest Rate                   10.278%
                                   Range of Current Mortgage Interest Rates                 7.240% - 16.840%
                                   Weighted Average Gross Margin                                      7.236%
                                   Range of Gross Margin                                    3.900% - 11.500%

                                   Weighted Average Maximum Lifetime Mortgage
                                   Interest Rate                                                     16.701%
                                   Range of Maximum Lifetime Mortgage Interest Rates        13.550% - 23.34%

                                   Weighted Average Lifetime Minimum Mortgage
                                   Interest Rate                                                     10.201%
                                   Range of Minimum Lifetime Mortgage Interest Rates        7.050% - 16.840%
                                   Weighted Average Loan-to-Value Ratio                               81.10%

                                   Weighted Average Original Amortization Term                    359 months
                                   Weighted Average Remaining Amortization Term                   349 months

                                   Weighted Average Initial Periodic Cap                              2.912%
                                   Range of Initial Periodic Cap                             1.500% - 3.000%
                                   Weighted Average Periodic Cap                                      1.500%

                                   Max Zip Code Concentration (%)                                      0.71%
                                   Max Zip Code Concentration (zip)                                    93065
                                   Geographic Concentration (above 5% of pool)                      CA 26.74%
                                                                                                    NJ 12.83%
                                                                                                     NY 8.79%
                                                                                                     FL 5.32%
                                                                                                     MI 5.02%

                                     The interest rate and monthly payment on each mortgage loan adjusts every six months, except that the first adjustment date for approximately 72.80% of the Mortgage Loans will be two years from the origination date of such loan, the first adjustment date for approximately 18.08% of the mortgage loans will be three years from the origination of such loan and the first adjustment date for approximately 3.34% of the Mortgage Loans will be five years from the origination of such loan. The new interest rate is the sum of six-month LIBOR and a fixed margin. None of the Mortgage Loans will negatively amortize or convert from an adjustable rate to a fixed rate. See "The Mortgage Pool" in this prospectus supplement for more information about the mortgage loans.

Distributions......................  General. The distribution date will be the
                                     25th day of each month or, if such day is not a business day, the next business day, beginning in July 1999. Distributions will be made by the trustee primarily from payments made on the mortgage loans during the related collection period. The collection period for a distribution date will be from the 16th day of each month to the 15th day of each month. The collection period for the first distribution date will be from June 2nd to July 15th.

                                     Interest Distributions. On each
                                     distribution date, you will be entitled to receive an interest payment equal to interest earned on your Certificate at the pass-through rate since the previous distribution date and any interest which you earned previously but which you did not receive. There are certain circumstances which could reduce the amount of interest paid to you. See "Description of the Certificates -- Interest Distributions" in this prospectus supplement.

                                     Pass-Through Rate. The pass-through rate on your Certificate on each distribution date will be a per annum rate equal to the lower of the following two options:

                                     o the sum of one-month LIBOR, which is a
                                       floating interest rate, plus 0.35% per
                                       annum.

                                     o the percentage obtained by dividing (A)
                                       the total amount of interest which should have been received on the mortgage loans at the weighted average mortgage rate minus the sum of the trustee and master servicer fee rate, the insurer premium rate, the PMI premium rate and 0.50% by
                                       (B) the product of (1) the total
                                       principal balance of all the
                                       certificates, and (2) the number of days since the last distribution date divided by 360.

                                     If on any distribution date, the
                                     pass-through rate is limited by the second option listed above, you will be entitled to receive the excess of (i) the interest distributable had the pass-through rate been based on the first option listed above (but not more than the weighted average of maximum mortgage rates on the mortgage loans minus the sum of the trustee fee, the master servicer fee, the primary mortgage insurance premium and the certificate insurer premium) over (ii) the interest actually distributed on such distribution date based on the second option listed above. This additional amount of interest is called the LIBOR shortfall. The certificate insurance policy does not insure LIBOR shortfall amounts.

                                     Principal Distributions. On each
                                     distribution date, you will receive a
                                     distribution of principal from the cash
                                     available on such distribution date. The amount of such principal payment will be made as described under "Description of the Certificates -- Principal Distributions" in this prospectus supplement.

                                     Certificate Insurance Policy. In addition, if necessary and to the extent further described in "The Certificate Insurer and the Policy -- the Policy" in this prospectus supplement, payments to the Class A Certificateholders will be made on each distribution date from draws on the certificate insurance policy described below.

Credit Enhancement.................  Credit enhancements reduce the harm caused holders of Certificates by shortfalls in payments received on the mortgage loans. They can reduce the effect of shortfalls on all classes, or they can allocate shortfalls so they affect some classes before others. This transaction employs the following three forms of credit enhancement. See "Description of the Certificates - Credit Enhancement" in this prospectus supplement.

                                     Monthly Excess Interest. On each
                                     distribution date, the amount of interest due on the mortgage loans will generally be greater than the amount needed to pay the interest earned on the certificates and to pay certain fees for such month. This excess will be used to cover interest shortfalls and some of the excess interest will be used to cover certain losses. Any remaining excess interest will be used to make an additional payment of principal in order to reach or maintain the required level of overcollateralization on such distribution date.

                                     Overcollateralization. Although the total principal balance of the mortgage loans as of the cut-off date is $111,649,009, the trust is issuing only $109,248,500 total principal amount of certificates. The remaining 2.15% of the total principal balance of the mortgage loans will absorb losses on the mortgage loans and protect the Class A Certificateholders against shortfalls in required payments on the certificates. On the closing date, the certificate insurer will specify the required overcollateralization amount
                                     (which will vary throughout the life of the Class A Certificates). If the level of overcollateralization falls below what is required, the excess interest described above will be paid to the Class A Certificates as principal. This will have the effect of reducing the principal balance of the Class A Certificates faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached or maintained. Any loss amounts not covered by overcollateralization will be covered by the certificate insurance policy described below.

                                     Certificate Insurance Policy. On the
                                     closing date, the credit enhancer will
                                     issue the certificate insurance policy in favor of the trustee. Subject to certain limitations described in this prospectus supplement, the policy will unconditionally and irrevocably guarantee the monthly payment of interest due on the Class A Certificates and the ultimate payment of the certificate principal balance on Class A Certificates. The certificate insurance policy will not guaranty receipt of the LIBOR Shortfall. See "The Certificate Insurer and the Policy -- the Policy" in this prospectus supplement.

Optional Termination...............  The owner of the Class R Certificate has the option (or if the owner of the Class R
                                     Certificate does not exercise such option, the Master Servicer has the option and if the Master Servicer does not exercise such option, the Certificate Insurer shall be entitled to do so) to purchase all the mortgage loans and any properties that the trustee acquired in satisfaction of any of the mortgage loans. This option can be exercised (i) by the holder of the Class R Certificates only if the Class R Certificate is not held by the Depositor or any affiliate, and (ii) only when the total principal balance of the mortgage loans, including the mortgage loans related to the properties which the trustee has acquired, is 10% or less than the total principal balance of the mortgage loans on the cut-off date. If the option is exercised, your certificate will be retired early and you will be entitled to the following amounts:

                                     o the outstanding principal balance of your
                                       certificate;
                                     o one month's interest on such balance at
                                       the pass-through rate for such date;
                                     o any interest previously earned but not
                                       paid; and
                                     o any LIBOR Shortfall from all previous
                                       distribution dates.

                                     You will receive the last two items only to the extent that there is enough cash to make such payments. See "Pooling and Servicing Agreement -- Termination" in this prospectus supplement.

Certain Federal Income Tax
Consequences.......................  The trustee will elect to treat the assets of the trust fund as comprising one real estate mortgage investment conduit, or REMIC, for federal income tax purposes.

                                     For federal income tax reporting purposes, the Class A Certificates will not be treated as having been issued with original issue discount.

                                     For further information regarding the
                                     federal income tax consequences of
                                     investing in the Class A Certificates, see
                                     "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Ratings............................  The trust will not issue the Class A
                                     Certificates unless they receive a rating of AAA from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and Aaa from Moody's Investors Service, Inc.

                                     The rating on the Class A Certificates
                                     indicates the likelihood that you will
                                     receive all funds to which you are entitled by the terms of the certificate. The rating agency that issues the rating reviews the nature and credit quality of the mortgage loans and the soundness of the structure which the Depositor has created to allow the payments on the mortgage loans to flow to the holders of the Class A Certificates. A rating is not a recommendation to buy, sell or hold securities and the rating agency can revise or withdraw it at any time. A rating does not address the frequency of prepayments on the mortgage loans or the effect of such prepayments on your yield. The ratings also do not address the likelihood of the payment of any LIBOR Shortfall. See "Yield on the Certificates" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

Legal Investment...................  You should consult with your lawyer to see if you are permitted to buy the Class A
                                     Certificates since the legal investment
                                     rules vary depending on what kind of entity you are and who regulates you. The Class A Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA Considerations...............  If you are a fiduciary of any employee benefit plan or other retirement
                                     arrangement subject to the Employee
                                     Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code you should review carefully with your lawyer whether you can buy or hold a Class A Certificate. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS


     In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, you should carefully consider the following risk factors before deciding to purchase a Class A Certificate.

UNDERWRITING STANDARDS AND LIMITED OPERATING HISTORY OF THE MORTGAGE LOAN ORIGINATOR

     The mortgage loan originator originated and acquired mortgage loans that are ineligible for purchase by Fannie Mae or Freddie Mac due to characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines. These loans include a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such Fannie Mae and Freddie Mac underwriting guidelines or a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies. As a result of this approach to underwriting, the mortgage loans in the trust fund may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a more traditional manner. In addition, changes in the values of the mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated to conform to Fannie Mae or Freddie Mac guidelines.

     The mortgage loan originator does not have sufficient historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of mortgage loans similar to the mortgage loans included in the trust fund.

GEOGRAPHIC CONCENTRATION

     Mortgaged properties located in the State of California secure approximately 26.74% of the mortgage loans by aggregate principal balance as of the cut-off date. This geographic concentration might magnify the effect on the mortgage pool of adverse economic conditions in California and might increase the rate of delinquencies, defaults and losses on the mortgage loans more than would be the case if the mortgaged properties were more geographically diversified. See "The Mortgage Pool--Underwriting Standards; Representations" in this prospectus supplement.

DELINQUENCIES

     Approximately 1.99% of the mortgage loans by aggregate principal balance as of June 16, 1999 were thirty days or more but less than sixty days delinquent in their monthly payments as of such date. Approximately 0.50% of the mortgage loans by aggregate principal balance as of June 16, 1999 were sixty days but less than eighty-nine days delinquent in their monthly payments as of such date.

THE MORTGAGE LOANS ARE HIGHLY REGULATED, AND THOSE REGULATIONS MAY IMPEDE COLLECTIONS

     Many state and federal laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, thus limiting the amount available for distribution to you.

THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT TO PAY INTEREST ON YOUR CERTIFICATES.

     When a mortgage loan is prepaid in full, the borrower is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The master servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full, but only up to its servicing fee for the related accrual period. The certificate insurance policy does not cover such prepayment interest shortfalls.

     In addition, certain shortfalls in interest collections arising from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, will not be covered by the master servicer. Neither the master servicer nor the certificate insurer will pay for any interest shortfalls created by the Soldiers' and Sailors' Civil Relief Act of 1940.

LIMITED MARKET IN WHICH TO RESELL CLASS A CERTIFICATES

     The underwriter may assist in resales of the Class A Certificates, but it is under no obligation to do so. A secondary market for the Class A Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your Certificate.

LIMITED ABILITY TO RESELL BOOK-ENTRY REGISTRATION CERTIFICATES

     Since the Class A Certificates are being offered as book-entry securities, you may have difficulty selling, pledging or otherwise taking action with your Certificate since some potential buyers may not want to buy a security for which they cannot receive a physical Certificate and some potential buyers may not participate in the DTC, Cedelbank or Euroclear systems. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus supplement.

RECEIPT OF DISTRIBUTIONS MAY BE DELAYED BECAUSE OF BOOK-ENTRY REGISTRATION

     You may experience some delay in your receipt of distributions of interest and principal on Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its participants which will thereafter credit them to your account. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus supplement.

LIMITED OBLIGATIONS

     The Class A Certificates will not represent an interest in or obligation of any entity except for certain obligations of the depositor, an affiliate of the depositor, and of the mortgage loan originator pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer with respect to its servicing obligations under the pooling and servicing agreement (including the limited obligation to make certain monthly advances) and of the certificate insurer with respect to the certificate insurance policy. Neither the Class A Certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality. Proceeds of the assets included in the trust fund (including the mortgage loans), together with the certificate insurance policy, will be the sole source of payments on the Class A Certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the Class A Certificates.

YIELD CONSIDERATIONS

     Because the interest rates on the mortgage loans are based on six-month LIBOR index while the pass-through rate on the Class A Certificates are based in part on one-month LIBOR and because the first adjustment date of many of the loans is more than six months after origination, the pass-through rate may be limited by the available fund pass-through rate. Although you are entitled to receive, to the extent funds are available, any related LIBOR Shortfall, such funds might not be available or, if available, might not be sufficient. LIBOR Shortfalls are not covered by the certificate insurance policy. In addition, the ratings of the Class A Certificates do not address the likelihood of the payment of any LIBOR Shortfall.

     Also, because the interest rates on the mortgage loans are based on the addition of a fixed number of basis points to the six-month LIBOR index, the resulting rates could be higher than market interest rates. If they are higher, prepayments may increase as borrowers refinance their mortgage loans at the lower rate.

THERE ARE RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

     The master servicer is faced with the task of completing its goals for compliance in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits to define the applicable year. Any computer program that has time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in miscalculations or in a major computer system failure. Although the master servicer believes its computer systems are year 2000 compliant, it is presently engaged in various procedures to determine if the computer systems and software of its suppliers, customers, brokers and agents will be year 2000 compliant. In the event that the master servicer, any subservicer or any of their suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the master servicer's performance of its obligations could be adversely affected.

     The year 2000 is also an issue for almost all entities which use computers. To the extent any entity related to this transaction (including the master servicer, any depository and the trustee) is unable to achieve year 2000 compliance, there could be delays in processing payments on the mortgage loans and consequently delays in distributions to you.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

     The monthly excess interest and overcollateralization features described above are intended to protect you against shortfalls in required payments of interest and principal to you. If excess interest on the mortgage loans is insufficient to protect against such shortfalls, the certificate insurer, subject to certain limitations described in this prospectus supplement, will be required to make a payment to you. If the certificate insurer is unable to meet its obligations under the certificate insurance policy, you could experience a loss on your investment. For financial and other information concerning the certificate insurer, see "The Certificate Insurer and the Policy" in this prospectus supplement.

LIMITED NATURE OF RATINGS

     It is a condition to the issuance of the Class A Certificates that they be rated "AAA" by Standard & Poor's and Aaa by Moody's. A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time. There can be no assurance to you that the rating assigned to the Class A Certificates will not be lowered or withdrawn by a rating agency at any time after the initial issuance. If any rating is revised or withdrawn, the liquidity of your certificates may be adversely affected. In addition, the rating of the Class A Certificates will depend primarily on the creditworthiness of the certificate insurer. Any reduction in the rating assigned to the financial strength of the certificate insurer below the rating initially given to the Class A Certificates would likely result in a reduction in the rating of the Class A Certificates. See "Ratings" in this prospectus supplement.

                                THE MORTGAGE POOL

GENERAL

     The Class A Certificates will represent a senior undivided interest in a trust fund (the "Trust Fund") consisting of among other things a pool of mortgage loans (the "Mortgage Pool"). The Mortgage Pool will consist of conventional, one- to four-family, adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on residential real properties (the "Mortgaged Properties"). The Mortgage Loans have original terms to maturity of 30 years. The Mortgage Loans will consist of approximately 1,018 Mortgage Loans having an aggregate principal balance as of the close of business on June 1, 1999 (the "Cut-off Date") of approximately $111,649,009 (the "Cut-off Date Pool Principal Balance"), after application of payments of principal due on or before the Cut-off Date (whether or not received).

     The Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting of detached or semi-detached one- to four-family dwelling units, townhouses, individual condominium units and individual units in planned unit developments and manufactured housing. The Mortgage Loans to be included in the Mortgage Pool will be acquired by Merrill Lynch

Mortgage Investors, Inc. (the "Depositor") from Merrill Lynch Mortgage Capital Inc. ("MLMC"), an affiliate of the Depositor on the Closing Date pursuant to an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement"). MLMC acquired the Mortgage Loans from the Mortgage Loan Originator. All of the Mortgage Loans were originated or acquired by the Mortgage Loan Originator generally in accordance with the underwriting criteria described herein. See "The Mortgage Loan Originator" herein. All of the Mortgage Loans will be serviced by Litton Loan Servicing LP (the "Master Servicer") as further described herein.

     All of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date").

     Approximately 71.45% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain partial prepayments and all prepayments in full made within one year, two years, three years or four years from the date of origination of such Mortgage Loan. The amount of the prepayment charge is as provided in the related Mortgage Note and generally equals six months' interest on the amount of the prepayment in excess of 20% of the original principal amount of the loan. Any prepayment charges received on the Mortgage Loans will be deposited into the Collection Account.

     With respect to 30.42% of the Mortgage Loans, the related mortgagors have obtained secondary financing from Pacific on the related Mortgaged Property, which second lien is not included in the Mortgage Pool. The weighted average Combined Loan-to-Value Ratio of such Mortgage Loans included in the Mortgage Pool and such second liens at origination is 82.82%. There can be no assurance, however, that the mortgagors have not obtained or will not obtain secondary financing from sources other than the Mortgage Loan Originator and its affiliates. With respect to each Mortgage Loan secured by a second lien on the related Mortgaged Property, the "Combined Loan-to-Value Ratio" at any given time generally will be the ratio, expressed as a percentage, the numerator of which is the sum of (i) the original principal balance of the Mortgage Loan plus (ii) the original principal balance of any second lien on the related Mortgaged Property as of such date, and the denominator of which is the lesser of (i) the appraised value of the related Mortgaged Property as of the date of the appraisal used by or on behalf of Pacific to underwrite such Mortgage Loan or
(ii) the sale price of the related Mortgaged Property if such a sale occurred at origination of the Mortgage Loan.

MORTGAGE RATE ADJUSTMENT

     Each Mortgage Loan provides for semiannual adjustment to the interest rate (the "Mortgage Rate") thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided, however, that in the case of approximately 72.80% of the Mortgage Loans (each a "two year Delayed First Adjustment Date Mortgage Loan"), the first Adjustment Date for each such Mortgage Loan will occur after an initial period of two years from the origination thereof; in the case of approximately 18.08% of the Mortgage Loans (each a "three year Delayed First Adjustment Date Mortgage Loan"), the first Adjustment Date for each such Mortgage Loan will occur after an initial period of three years from the origination thereof; and in the case of approximately 3.34% of the Mortgage Loans (each a "five year Delayed First Adjustment Date Mortgage Loan"), the first Adjustment Date for each such Mortgage Loan will occur after an initial period of five years from the origination thereof. On each Adjustment Date for each Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"); provided, however, that the Mortgage Rate on each such Mortgage Loan generally will not increase or decrease by more than 100 basis points on any related Adjustment Date other than on the first Adjustment Date (the "Periodic Rate Cap") and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Mortgage Rate"). Except with respect to one two year Delayed First Adjustment Date Mortgage Loan, the two year, three year and five year Delayed First Adjustment Date Mortgage Loans have a Periodic Rate Cap of 300 basis points for their first Adjustment Date, while each have subsequent Periodic Rate Caps of 150 basis points for each Adjustment Date thereafter and except for one two year Delayed Adjustment Date Mortgage Loan have a Minimum Mortgage Rate equal to the related initial Mortgage Rate. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. None of the Mortgage Loans permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

STATISTICAL INFORMATION

     Set forth below is certain summary statistical information regarding the Mortgage Loans expected to be included in the Trust Fund as of the Closing Date. All such information is approximate and is given as of the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from the Trust Fund and other Mortgage Loans may be substituted therefor. In addition, Mortgage Loans may be prepaid at any time. As a result, certain characteristics of the Mortgage Loans in the Trust Fund may vary from the characteristics set forth below as of the Cut-off Date.

                        Principal Balance at Origination

                                                   Aggregate Principal     % of Aggregate Principal
Range of Origination Date Principal   Number of   Balance Outstanding as    Balance Outstanding as
             Balances                   Loans      of the Cut off Date       of the Cut off Date
-----------------------------------  ----------- ------------------------  ------------------------
      0.01    -      25,000.00             18          $    398,029                    0.36%
 25,000.01    -      50,000.00            136             5,159,292                    4.62
 50,000.01    -      75,000.00            202            12,396,903                   11.10
 75,000.01    -     100,000.00            181            15,341,555                   13.74
100,000.01    -     125,000.00            138            15,179,718                   13.60
125,000.01    -     150,000.00            114            15,262,348                   13.67
150,000.01    -     175,000.00             70            11,040,045                    9.89
175,000.01    -     200,000.00             51             9,333,057                    8.36
200,000.01    -     225,000.00             31             6,354,936                    5.69
225,000.01    -     250,000.00             23             5,366,253                    4.81
250,000.01    -     275,000.00             19             4,814,647                    4.31
275,000.01    -     300,000.00             16             4,560,833                    4.08
300,000.01    -     325,000.00              6             1,865,975                    1.67
325,000.01    -     350,000.00              7             2,303,058                    2.06
350,000.01    -     400,000.00              5             1,864,619                    1.67
400,000.01    -     450,000.00              1               407,743                    0.37
                                        -----          ------------                  -------
 Total............                      1,018          $111,649,009                  100.00%
                                        =====          ============                  ======



The average principal balance of the Mortgage Loans at origination was approximately $112,219.73. No Mortgage Loan had a principal balance at origination greater than $416,750 or less than $18,600.

                    Principal Balance as of the Cut-off Date

                                               Aggregate Principal     % of Aggregate Principal
Range of Cut-off Date Principal   Number of   Balance Outstanding as    Balance Outstanding as
             Balances               Loans      of the Cut off Date       of the Cut off Date
-------------------------------  ----------- ------------------------  ------------------------
      0.01     -     25,000.00        20            $   447,200                    0.40%
 25,000.01     -     50,000.00       141              5,454,334                    4.89
 50,000.01     -     75,000.00       213             13,388,226                   11.99
 75,000.01     -    100,000.00       173             14,995,238                   13.43
100,000.01     -    125,000.00       143             16,038,603                   14.37
125,000.01     -    150,000.00       113             15,486,848                   13.87
150,000.01     -    175,000.00        67             10,873,681                    9.74
175,000.01     -    200,000.00        50              9,407,926                    8.43
200,000.01     -    225,000.00        26              5,488,658                    4.92
225,000.01     -    250,000.00        26              6,211,877                    5.56
250,000.01     -    275,000.00        15              3,949,976                    3.54
275,000.01     -    300,000.00        12              3,465,048                    3.10
300,000.01     -    325,000.00         8              2,509,941                    2.25
325,000.01     -    350,000.00         5              1,659,092                    1.49
350,000.01     -    400,000.00         5              1,864,619                    1.67
400,000.01     -    450,000.00         1                407,743                    0.37
                                   -----           ------------                  ------
  Total..............              1,018           $111,649,009                  100.00%
                                   =====           ============                  ======



The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $109,674.86. No Mortgage Loan had a principal balance as of the Cut-off Date greater than $407,743 or less than $18,092.




                               Mortgage Loan Type

                                           Aggregate Principal   % of Aggregate Principal
                                         Balance Outstanding as  Balance Outstanding as
      Loan Type        Number of Loans     of the Cut off Date     of the Cut off Date
---------------------- ---------------  -----------------------  ------------------------
2/08 Six Month LIBOR           2                  $65,435                  0.06%
2/13 Six Month LIBOR          14                  553,401                  0.50
2/18 Six Month LIBOR           3                  234,082                  0.21
2/28 Six Month LIBOR         754               80,431,297                 72.04
3/17 Six Month LIBOR           1                   43,706                  0.04
3/27 Six Month LIBOR         166               20,138,803                 18.04
5/25 Six Month LIBOR          27                3,728,459                  3.34
Six Month LIBOR               51                6,453,826                  5.78
                            ----             ------------                  ----
   Total..............      1,018            $111,649,009                100.00%
                            =====            ============                ======

                                  Property Type

                                         Aggregate Principal     % of Aggregate Principal
                                       Balance Outstanding as    Balance Outstanding as
   Property Type      Number of Loans   of the Cut off Date       of the Cut off Date
--------------------- ---------------  -----------------------  ------------------------
2-4 Family                28                  $2,638,051                  2.36%
Condo                     62                   5,864,738                  5.25
Mobile Home                2                     122,679                  0.11
PUD                       56                   6,311,534                  5.65
Single Family            850                  95,205,611                 85.27
Townhome                  20                   1,506,396                  1.35
                       -----                ------------                 -----
   Total..........     1,018                $111,649,009                 100.00%
                       =====                ============                 ======



                                Occupancy Status

                                              Aggregate Principal     % of Aggregate Principal
        Occupancy                           Balance Outstanding as    Balance Outstanding as
(as indicated by Borrower) Number of Loans   of the Cut off Date       of the Cut off Date
-------------------------- ---------------  -----------------------  ------------------------
Investor Property                53                 $4,299,907                 3.85%
Primary                         960                106,954,118                95.79%
Secondary                         5                    394,985                 0.35%
                                ---               ------------               ------
   Total..................    1,018               $111,649,009               100.00%
                              =====               ============               ======


The occupancy status of a Mortgaged Property is as represented by the Mortgagor in its loan application.

                      Mortgage Rate as of the Cut-off Date

                                            Aggregate Principal     % of Aggregate Principal
                                          Balance Outstanding as    Balance Outstanding as
Range of Mortgage Rates  Number of Loans   of the Cut off Date       of the Cut off Date
------------------------ ---------------  -----------------------  ------------------------
   7.01   -    7.50            4                $    755,319                0.68%
   7.51   -    8.00           23                   3,119,188                2.79
   8.01   -    8.50           45                   7,142,299                6.40
   8.51   -    9.00          104                  14,447,994               12.94
   9.01   -    9.50          106                  13,204,579               11.83
   9.51   -   10.00          156                  16,822,413               15.07
  10.01   -   10.50          128                  14,162,513               12.68
  10.51   -   11.00          132                  12,904,472               11.56
  11.01   -   11.50           72                   6,595,647                5.91
  11.51   -   12.00           86                   8,849,028                7.93
  12.01   -   12.50           52                   5,070,824                4.54
  12.51   -   13.00           43                   3,682,960                3.30
  13.01   -   13.50           22                   1,689,629                1.51
  13.51   -   14.00           12                   1,083,059                0.97
  14.01   -   14.50           13                     770,871                0.69
  14.51   -   15.00            7                     438,380                0.39
  15.01   -   15.50            6                     702,183                0.63
  15.51   -   16.00            4                     122,076                0.11
  16.01   -   16.50            1                      31,225                0.03
  16.51   -   17.00            2                      54,351                0.05
                           -----                 -----------              ------
Total..............        1,018                 $111,649,009             100.00%
                          ======                 ============             ======


As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 10.278% per annum and ranged from 7.240% to 16.840%.

                                            Original Loan-to-Value Ratios

                                                    Aggregate Principal     % of Aggregate Principal
Range of Original Loan-to-Value                    Balance Outstanding as    Balance Outstanding as
         Ratio                   Number of Loans   of the Cut off Date       of the Cut off Date
-------------------------------  ---------------   -----------------------  ------------------------
    0.01    -      20.00                 1                 $ 58,726                   0.05%
   20.01    -      25.00                 1                   48,840                   0.04
   25.01    -      30.00                 1                   45,014                   0.04
   30.01    -      35.00                 1                   67,517                   0.06
   35.01    -      40.00                 5                  167,601                   0.15
   40.01    -      45.00                 4                  344,789                   0.31
   45.01    -      50.00                 5                  356,290                   0.32
   50.01    -      55.00                11                1,260,699                   1.13
   55.01    -      60.00                18                1,590,898                   1.42
   60.01    -      65.00                69                6,352,871                   5.69
   65.01    -      70.00                66                5,631,321                   5.04
   70.01    -      75.00                78                8,750,996                   7.84
   75.01    -      80.00               250               26,359,656                   23.61
   80.01    -      85.00               231               28,184,105                   25.24
   85.01    -      90.00               270               31,371,820                   28.10
   90.01    -      95.00                 5                  737,354                    0.66
   95.01    -      97.00                 2                  320,513                    0.29
                                     -----             ------------                  ------
      Total.......................   1,018             $111,649,009                  100.00%
                                     =====             ============                  ======


The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 81.10%. No Mortgage Loan had a Loan-to-Value Ratio at origination greater than 96.72% or less than 18.18%.

               Geographic Distribution of the Mortgaged Properties

                                  Aggregate Principal   % of Aggregate Principal
                                Balance Outstanding as  Balance Outstanding as
     State     Number of Loans   of the Cut off Date     of the Cut off Date
-------------  ---------------   ---------------------  ------------------------

AZ                  22               $ 1,726,349                 1.55%
CA                 171                29,857,484                26.74
CO                  23                 2,684,556                 2.40
CT                  35                 3,147,160                 2.82
DC                   4                   300,707                 0.27
DE                   5                   376,591                 0.34
FL                  63                 5,934,553                 5.32
GA                  14                 1,713,782                 1.53
HI                   1                    82,051                 0.07
IA                   5                   319,918                 0.29
ID                   9                   691,322                 0.62
IL                  12                 1,005,542                 0.90
IN                   4                   157,319                 0.14
KS                  10                   754,571                 0.68
KY                   4                   204,445                 0.18
LA                   8                   627,087                 0.56
MA                  39                 4,410,954                 3.95
MD                  19                 1,555,588                 1.39
ME                   1                   101,394                 0.09
MI                  56                 5,608,522                 5.02
MN                  11                   982,678                 0.88
MO                  14                   746,545                 0.67
MS                   2                   169,625                 0.15
MT                   1                    85,609                 0.08
NC                   9                 1,107,465                 0.99
NE                   9                   702,273                 0.63
NH                  13                   837,421                 0.75
NJ                 115                14,319,098                12.83
NM                   1                    92,504                 0.08
NV                  15                 1,626,181                 1.46
NY                  83                 9,809,689                 8.79
OH                  25                 1,688,065                 1.51
OK                  16                 1,134,141                 1.02
OR                  10                 1,215,610                 1.09
PA                  41                 3,124,533                 2.80
RI                   8                   540,765                 0.48
SC                   1                   147,114                 0.13
TX                  63                 4,940,863                 4.43
UT                  32                 3,306,805                 2.96
VA                   8                   657,603                 0.59
WA                  17                 1,695,636                 1.52
WI                  17                 1,246,661                 1.12
WV                   1                    31,008                 0.03
WY                   1                   181,223                 0.16
                  -----             ------------               ------
Total..........   1,018             $111,649,009               100.00%
                  =====             ============               ======

                          Purpose of the Mortgage Loans

                                              Aggregate Principal   % of Aggregate Principal
                                            Balance Outstanding as  Balance Outstanding as
     Loan Purpose          Number of Loans   of the Cut off Date     of the Cut off Date
-----------------------    ---------------  ----------------------  ------------------------
Refinance-Cashout                 380            $39,541,833                  35.42%
Purchase                          500             56,805,215                  50.88
Rate and Term Refinance           138             15,301,961                  13.71
                                -----           ------------                  -----
   Total...............         1,018           $111,649,009                 100.00%
                                =====           ============                 ======





                              Mortgage Loan Program

                                              Aggregate Principal   % of Aggregate Principal
                                            Balance Outstanding as  Balance Outstanding as
    Documentation          Number of Loans   of the Cut off Date     of the Cut off Date
-----------------------    ---------------  ----------------------  ------------------------
Alternate Documentation          56                $6,682,137                  5.98%
Full Documentation              699                73,310,652                 65.66
Stated Income                   263                31,656,220                 28.35
                              -----              ------------                 -----
   Total................      1,018              $111,649,009                100.00%
                              =====              ============                ======


                          Mortgage Loan Risk Categories

                                                                % of Aggregate
                                        Aggregate Principal    Principal-Balance
                                       Balance Outstanding as  Outstanding as of
   Risk Categories   Number of Loans    of the Cut-off Date    the-Cut-off-Date
-------------------  ---------------   ----------------------  -----------------
A                          224           $ 28,303,786                25.35%
A-                         342             39,398,105                35.29
B                          210             23,269,843                20.84
C                          154             13,925,922                12.47
C-                          21              1,674,415                 1.50
D                           59              4,763,904                 4.27
E                            8                313,034                 0.28
                         -----           ------------               ------
   Total......           1,018           $111,649,009               100.00%
                         =====           ============               ======

                                                     Gross Margin

                                                                      Aggregate Principal    % of Aggregate Principal
                                                                    Balance Outstanding as    Balance Outstanding as
   Range of Gross Margins                      Number of Loans       of the Cut off Date      of the Cut off Date
------------------------------------           ---------------      ----------------------    ------------------------
        3.51       -          4.00                            1             $   29,101                       0.03%
        4.01       -          4.50                            6                660,395                       0.59
        4.51       -          5.00                            9              1,480,777                       1.33
        5.01       -          5.50                           31              3,690,094                       3.31
        5.51       -          6.00                           78              8,626,701                       7.73
        6.01       -          6.50                          143             17,783,474                      15.93
        6.51       -          7.00                          162             18,936,782                      16.96
        7.01       -          7.50                          184             22,030,558                      19.73
        7.51       -          8.00                          128             13,130,383                      11.76
        8.01       -          8.50                           97              9,309,184                       8.34
        8.51       -          9.00                           84              8,057,475                       7.22
        9.01       -          9.50                           49              4,441,195                       3.98
        9.51       -          10.00                          26              2,066,404                       1.85
        10.01      -          10.50                          14              1,001,368                       0.90
        10.51      -          11.00                           4                348,887                       0.31
        11.01      -          11.50                           2                 56,231                       0.05
                                                     ----------             ----------                 ----------
             Total...........................             1,018             $111,649,009                   100.00%
                                                     ==========             ============               ==========



The weighted average Gross Margin of the Mortgage Loans as of the Cut-off Date was approximately 7.236% per annum and ranged from 3.900% to 11.500%.

                  Maximum Mortgage Rates as of the Cut-off Date

                                                                      Aggregate Principal    % of Aggregate Principal
       Range of                                                     Balance Outstanding as    Balance Outstanding as
   Maximum Mortgage Rates                      Number of Loans       of the Cut off Date      of the Cut off Date
------------------------------------           ---------------      ----------------------    ------------------------
        13.51     -           14.00                           6             $  885,105                       0.79%
        14.01     -           14.50                          25              3,447,047                       3.09
        14.51     -           15.00                          46              7,272,895                       6.51
        15.01     -           15.50                         113             15,610,092                      13.98
        15.51     -           16.00                         109             13,391,421                      11.99
        16.01     -           16.50                         155             16,782,997                      15.03
        16.51     -           17.00                         130             14,623,438                      13.10
        17.01     -           17.50                         134             13,228,143                      11.85
        17.51     -           18.00                          72              6,715,100                       6.01
        18.01     -           18.50                          77              7,598,917                       6.81
        18.51     -           19.00                          45              4,216,860                       3.78
        19.01     -           19.50                          40              3,127,429                       2.80
        19.51     -           20.00                          21              1,547,422                       1.39
        20.01     -           20.50                          12              1,083,059                       0.97
        20.51     -           21.00                          13                770,871                       0.69
        21.01     -           21.50                           7                438,380                       0.39
        21.51     -           22.00                           6                702,183                       0.63
        22.01     -           22.50                           4                122,076                       0.11
        22.51     -           23.00                           1                 31,225                       0.03
        23.01     -           23.50                           2                 54,351                       0.05
                                                     ----------             ----------                 ----------
             Total...........................             1,018             $111,649,009                   100.00%
                                                     ==========             ============               ==========



The weighted average Maximum Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately 16.701% per annum and ranged from 13.550% to 23.340%.

                                             Next Rate Adjustment Dates

                                                                      Aggregate Principal    % of Aggregate Principal
                                                                    Balance Outstanding as    Balance Outstanding as
   Month of Next Adjustment                     Number of Loans       of the Cut off Date      of the Cut off Date
------------------------------------           ---------------      ----------------------    ------------------------
July 1999                                                    2             $  127,724                       0.11%
August 1999                                                 34              4,376,796                       3.92
September 1999                                              15              1,949,305                       1.75
November 1999                                                1                 97,889                       0.09
February 2000                                                1                131,813                       0.12
April 2000                                                   1                 67,517                       0.06
May 2000                                                     2                316,027                       0.28
June 2000                                                    4                363,662                       0.33
July 2000                                                  146             16,312,558                      14.61
August 2000                                                352             36,111,387                      32.34
September 2000                                             266             27,953,314                      25.04
October 2000                                                 1                 93,133                       0.08
July 2001                                                   38              4,874,459                       4.37
August 2001                                                 76              8,740,807                       7.83
September 2001                                              52              6,404,158                       5.74
July 2003                                                    8                985,363                       0.88
August 2003                                                 14              1,881,082                       1.68
September 2003                                               5                862,014                       0.77
                                                    ----------             ----------                 ----------
        Total..............................              1,018             $111,649,009                   100.00%
                                                    ==========             ============               ==========


As of the Cut-off Date, the weighted average next Rate Adjustment Date of the Mortgage Loans was 17 months.

                  Minimum Mortgage Rates as of the Cut-off Date

                                                                Aggregate Principal    % of Aggregate Principal
         Range of                                              Balance Outstanding as    Balance Outstanding as
   Minimum Mortgage Rates                 Number of Loans       of the Cut off Date      of the Cut off Date
------------------------------------     ---------------      ----------------------    ------------------------
           7.01      --      7.50                   6            $    885,105                     0.79%
           7.51      --      8.00                  25               3,447,047                     3.09
           8.01      --      8.50                  46               7,272,895                     6.51
           8.51      --      9.00                 113              15,610,092                    13.98
           9.01      --      9.50                 109              13,391,421                    11.99
           9.51      --     10.00                 155              16,782,997                    15.03
          10.01      --     10.50                 130              14,623,438                    13.10
          10.51      --     11.00                 134              13,228,143                    11.85
          11.01      --     11.50                  72               6,715,100                     6.01
          11.51      --     12.00                  77               7,598,917                     6.81
          12.01      --     12.50                  45               4,216,860                     3.78
          12.51      --     13.00                  40               3,127,429                     2.80
          13.01      --     13.50                  21               1,547,422                     1.39
          13.51      --     14.00                  12               1,083,059                     0.97
          14.01      --     14.50                  13                 770,871                     0.69
          14.51      --     15.00                   7                 438,380                     0.39
          15.01      --     15.50                   6                 702,183                     0.63
          15.51      --     16.00                   4                 122,076                     0.11
          16.01      --     16.50                   1                  31,225                     0.03
          16.51      --     17.00                   2                  54,351                     0.05
                                                -----            ------------                    ------
                         Total                  1,018            $111,649,009                    100.00%
                                                =====            ============                    ======



The weighted average Minimum Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately 10.201% per annum and ranged from 7.050% to 16.840%.



                                              Original Term to Maturity

                                                                      Aggregate Principal    % of Aggregate Principal
                                                                    Balance Outstanding as    Balance Outstanding as
        Original Term (months)                 Number of Loans       of the Cut off Date      of the Cut off Date
------------------------------------           ---------------      ----------------------    ------------------------
          180                                           14             $          553,401                 0.50
          240                                            4                        277,788                 0.25
          360                                          997                    110,694,837                99.15
                                                       -----           ------------------                ------
                 Total.......................          1,018           $      111,649,009                100.00%
                                                       =====           ==================                ======


                                                Remaining Term To Maturity

                                                                Aggregate Principal    % of Aggregate Principal
         Range of                                              Balance Outstanding as    Balance Outstanding as
  Remaining Terms (months)               Number of Loans       of the Cut off Date      of the Cut off Date
------------------------------------     ---------------      ----------------------    ------------------------
       61         -         120                    3                   $    122,983                 0.11%
      121         -         180                   14                        553,401                 0.50
      181         -         240                    4                        277,788                 0.25
      301         -         360                  997                    110,694,837                99.15
                                               -----                  -------------               ------
           Total...........................    1,018                  $ 111,649,009               100.00%
                                               =====                  =============               ======




                                         Initial Rate Cap for Mortgage Loans

                                                                Aggregate Principal    % of Aggregate Principal
                                                               Balance Outstanding as    Balance Outstanding as
  Initial Rate Cap (%)                   Number of Loans       of the Cut off Date      of the Cut off Date
------------------------------------     ---------------      ----------------------    ------------------------
            1.50                                52                   $   6,551,715                 5.87%
            3.00                               966                     105,097,295                94.13
                                             -----                   -------------               ------
              Total......................    1,018                   $ 111,649,009               100.00%
                                             =====                   =============               ======




                                         Periodic Rate Cap for Mortgage Loans

                                                                Aggregate Principal    % of Aggregate Principal
                                                               Balance Outstanding as    Balance Outstanding as
  Periodic Rate Cap (%)                  Number of Loans       of the Cut off Date      of the Cut off Date
------------------------------------     ---------------      ----------------------    ------------------------

            1.50                              1,018                         $111,649,009               100.00%
                                              -----                         ------------               ------
               Total.....................     1,018                         $111,649,009               100.00%
                                              =====                         ============               ======





                 Number of Days Delinquent (as of June 16, 1999)

                                                                Aggregate Principal    % of Aggregate Principal
                                                               Balance Outstanding as    Balance Outstanding as
  Number of Days Delinquent                  Number of Loans       of the Cut off Date      of the Cut off Date
------------------------------------     ---------------      ----------------------    ------------------------
        0          -         29                987                         $108,864,611                 97.51%
       30          -         59                 22                            2,225,466                  1.99
       60          -         89                  9                              558,932                  0.50
                                             -----                        -------------                ------
               Total....................     1,018                        $ 111,649,009                100.00%
                                             =====                        ============                 ======

The Index

         As of any Adjustment Date, the "Index" applicable to the determination of the Mortgage Rate on each Mortgage Loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market ("Six-Month LIBOR") based on quotations of major banks as published in The Wall Street Journal and as most recently available as of the date specified in the related Mortgage Note.

         In the event that the Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

         The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from FNMA, which rates may differ from the rates of the Index, which is six-month LIBOR as published in The Wall Street Journal as described above. The table does not purport to be representative of the subsequent rates of the Index which will be used to determine the Mortgage Rate on each Mortgage Loan.


                                   YEAR
             -------------------------------------------------------------------
              1999       1998      1997       1996       1995     1994      1993
MONTH         ----       ----      ----       ----       ----     ----      ----
January       5.04%      5.75%     5.71%      5.34%     6.69%    3.39%     3.44%
February      5.17       5.78      5.68       5.29       6.44     4.00      3.33
March         5.08       5.80      5.96       5.52       6.44     4.25      3.38
April         5.08       5.87      6.08       5.42       6.31     4.63      3.31
May           5.19       5.81      6.01       5.64       6.06     5.00      3.44
June                     5.87      5.94       5.84       5.88     5.25      3.56
July                     5.82      5.83       5.92       5.88     5.33      3.56
August                   5.69      5.86       5.74       5.94     5.33      3.44
September                5.36      5.85       5.75       5.99     5.69      3.38
October                  5.13      5.80       5.58       5.95     6.00      3.50
November                 5.28      6.04       5.55       5.74     6.44      3.52
December                 5.17      6.01       5.62       5.56     7.00      3.50



                          THE MORTGAGE LOAN ORIGINATOR

         Pacific America Money Center, Inc., a Delaware corporation, became a publicly traded company in June 1996 ("Pacific America" or the "Mortgage Loan Originator"). The common stock of Mortgage Loan Originator is registered under the Securities Exchange Act of 1934. Mortgage Loan Originator is currently subject to the reporting requirements of the Securities and Exchange Act of 1934, and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of such materials may be obtained at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         Mortgage Loan Originator's primary business is the origination and sale of non-conventional mortgage loans secured by single family residences. Mortgage Loans included in the Mortgage Pool were originated on a wholesale and retail basis. The company targets subprime borrowers whose credit histories and/or other factors limit their ability to qualify for financing from conventional sources. The mortgagors generally will have obtained the related Mortgage Loans to either purchase the related mortgaged property, refinance an existing mortgage loan on more favorable terms, consolidate debt, or obtain cash proceeds by borrowing against the mortgagor's equity in the related mortgaged property.

         The majority of the Mortgage Loans were originated through the Mortgage Loan Originator's wholesale division, which at the time of origination consisted of a nationwide network of more than 3,000 independent mortgage brokers in approximately 40 states. In the third quarter of 1998, events occurred which caused significant and sudden changes in the subprime lending industry, and significantly and adversely affected the Mortgage Loan Originator's business for the third and fourth quarters of 1998. As a result of these significant adverse changes in the subprime lending industry, the Mortgage Loan Originator found it necessary to substantially reduce its loan origination volume and its loan origination costs, which it did by discontinuing its wholesale loan division effective as of October 28, 1998. Since October 27, 1998, the Mortgage Loan Originator has continued originating loans exclusively through its retail loan division and the Mortgage Loan Originator as of March 1999 has approximately 40 retail offices operating in 21 states and the District of Columbia.

         The Mortgage Loan Originator sells substantially all of its loans on a servicing released basis. However, the Mortgage Loan Originator is named as master servicer on three securitization pools which the Mortgage Loan Originator securitized in 1997 and 1998, but the actual servicing with respect to such pools is performed by a subservicer.

         The Mortgage Loan Originator's principal operating subsidiary is Pacific Thrift and Loan Company, a California corporation ("Pacific Thrift") and a California licensed thrift and loan formed in 1988. Pacific Thrift originates loans for sale and services the Mortgage Loan Originator's loans held for sale and investment. In the fourth quarter of 1998, the Federal Deposit Insurance Corporation issued regulatory orders requiring Pacific Thrift to limit its lending volume to an amount which could readily be sold, to cease securitization of loans and to raise additional capital, among other things.

         The Mortgage Loan Originator's executive offices are located at 21031 Ventura Boulevard, Woodland Hills, California, and its telephone number is (818) 992-8999.

UNDERWRITING STANDARDS FOR THE MORTGAGE LOANS

         The Depositor acquired the Mortgage Loans from MLMC, an affiliate, which acquired the Mortgage Loans from the Mortgage Loan Originator pursuant to a Master Mortgage Loan Purchase, Warranty and Interim Servicing Agreement (the "Mortgage Loan Purchase Agreement"), dated as of September 1, 1998. All of the Mortgage Loans were originated or acquired by the Mortgage Loan Originator, generally in accordance with the underwriting criteria described herein. Such underwriting criteria was in effect at the time the Mortgage Loans were originated and may have subsequently been revised. The information set forth in the following paragraphs has been provided by the Mortgage Loan Originator and neither the Depositor nor any other party makes any representation as to the accuracy or completeness of such information.

         All of the Mortgage Loans purchased by MLMC from PacificAmerica were purchased by PacificAmerica from its wholly-owned subsidiary, Pacific. Pacific originated such Mortgage Loans in the ordinary course of business on a loan by loan basis. The Mortgage Loans purchased from mortgage brokers were underwritten in accordance with Pacific's underwriting guidelines summarized below.

         The Home Equity Loan program consists of the origination by Pacific of mortgage loans relating to non-conforming credits (also commonly referred to as "subprime" mortgage loans). For purposes hereof, "non-conforming credit" means a mortgage loan which, based upon standard underwriting guidelines, is ineligible for purchase by FNMA or FHLMC due to characteristics that do not meet FNMA or FHLMC guidelines, respectively.

         The mortgagors generally will have obtained the related Mortgage Loans to either purchase the related mortgaged property, refinance an existing mortgage loan on more favorable terms, consolidate debt, or obtain cash proceeds by borrowing against the mortgagor's equity in the related mortgaged property. Pacific categorizes loan purpose into three categories: 1) Purchase; 2) Rate and Term Refinance; and 3) Refinance Cash Out. Refinance Cash Out is any loan transaction with incidental "cash out" exceeding $1,000. Cash out is defined as any amount paid out of settlement proceeds that is not applied to valid liens secured by the subject property, acceptable closing costs and controlled payoff of credit obligations.

         Pacific views its underwriting process as one that begins with the marketing of its products and includes each function involved in the lending activity through the ultimate loan funding. As an integral part of this process, Pacific trains its telemarketing representatives, account executives, account managers, loan processors, and underwriters to evaluate each loan request relative to Pacific's underwriting guidelines and overall lending philosophy. Such philosophy is to evaluate the merits of a loan application on a case-by-case basis in accordance with its underwriting guidelines. On occasion, such an evaluation leads Pacific to approve a loan application that does not completely meet the guidelines. Conversely, Pacific occasionally rejects a loan application that meets the guidelines.

         Pacific believes that its underwriting guidelines (which are revised from time to time) are consistent with those generally used by lenders in the business of making subprime mortgage loans. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property as collateral for the loan.
In general, Pacific's guidelines require an analysis of the value of and equity in the collateral, the property type, the payment history of the borrower, and the borrower's ability to repay debt.

As presented in the following table, Pacific's guidelines permit the origination of home equity loans with multi-tiered credit characteristics tailored to individual credit profiles.



Credit Classification                A                        A-                         B                       C
---------------------    ---------------------  --------------------------  -----------------------  -------------------------
*Maximum LTV                 O/O        N/O/O          O/O        N/O/O            O/O      N/O/O          O/O        N/O/O
Full Doc
--------
SFR                         90%          80%          90%          80%           85%          75           80           70
Condo/PUD                   90%          80%          90%           80           85%          75           80           70
2/3-4 Unit                  90%          80%          85%         80%(1)      85%(1)/80%    75%(1)         75           70
Alt Doc                     85%          75%          85%          75%           80%          70       75-77%(5)        70
-------
SFR                         85%          75%          85%          75%           80%           70          75           70
Condo/PUD                   85%          75%          85%          75%           80%           70          75           70
2/3-4 Unit
No Doc
------
(1003 Stated Income)        80%          70%          80%          70%           80%          70        75-77%(5)     65%(4)
--------------------
O/O=Owner Occupied
N/O/O=Non-Owner Occupied

Maximum(2)
Debt Ratio                         42%                       45%                       50%                       55%
----------
                                                                                2x30 1x60 0x90 or
12 Month                                                                        4x30 0x60 0x90 or
Mortgage Rating              0x30 0x60 0x90            2x30 0x60 0x90           3x30 1x60(3) 0x90           2x60 or 1x90
---------------
Consumer Credit
General                                           24 mos. excellent         24 mos. satisfactory      24 mos.  fair credit.
-------
                         24 mos. excellent         credit.                   credit.                   No Consumer Credit
                         credit.                   Minimum of 3              12  mo. "B" or better     (Less than 3
                         Minimum of 3              accounts open/active      Rental or Mtg. Rating     open/active accounts).
                         accounts open/active      for 6 months.             but no consumer credit
                         for 6 months.                                       (less than 3 open/active
                                                                            accounts).



Credit Classification              C-                        D
---------------------   ------------------------  -----------------------
*Maximum LTV                 O/O        N/O/O          O/O        N/O/O
Full Doc
--------
SFR                         70%          65%          65%          60%
Condo/PUD                   70%          65%          65%          60%
2/3-4 Unit                  70%          65%          65%          60%
Alt Doc                     70%          65%          65%          60%
-------
SFR                         70%          65%          65%          60%
Condo/PUD                   70%          65%          65%          60%
2/3-4 Unit
No Doc
------
(1003 Stated Income)       65%(4)       60%(4)       65%(4)       60%(4)
--------------------
O/O=Owner Occupied
N/O/O=Non-Owner Occupied

Maximum(2)
Debt Ratio                         55%                       60%
----------

12 Month
Mortgage Rating                   1x120                 1x150 or more
---------------
Consumer Credit
General                 24 mos. poor credit       24 mos. poor credit.
-------
                         with                      The majority of the
                         some currently            credit is derogatory.
                         delinquent accounts.


CREDIT CLASSIFICATION              A                      A-                         B                          C
--------------------    -----------------------   -----------------------   ----------------------    --------------------
Credit Items
------------
(Accounts with no       25%+ of Credit items      35%+ of Credit items      40%+ of Credit items      50%+ of Credit items
activity in the last 24 derogatory.  No 60 day    derogatory.  No 90 day    derogatory.               derogatory.
months are not to be    derogatory credit.        derogatory credit.
considered.)

Bankruptcy - Chapter    2 yrs. since discharge/   2 yrs. since discharge/   1 yr. since discharge/    BK filed at least 12
----------             dismissal with a            dismissal with a          dismissal with 3 "B" re-  mos. ago & discharged
7(6)                    minimum of 3 "A" re-       minimum of 3 "A-" re-     established accounts      prior to applying for
                        established accounts       established accounts      (open/active for at least loan.  Open BK 13 if
                        (open/active for at        (open/active for at least 6 mos.) or 18 mos.        filed at least 24 mos.
                        least 6 months).           6 months).                since discharge/          ago & evidence
                                                                             dismissal with no re-     provided that plan &
                                                                             established credit.       mtg. paid as agreed.

                                                                                                      BK must be paid off
                                                                                                      thru loan.

Bankruptcy - Chapter    24 months since filing    24 months since filing    18 months since filing    12 months since filing.
----------              with BK plan paid as      with BK plan paid as      with BK plan paid as      If open, BK plan must
13(6)                   agreed.  Discharged       agreed.  Discharged       agreed.  Discharged       be as agreed and paid
                        prior to application.     prior to application.     prior to application.     through loan.



CREDIT CLASSIFICATION            C-                        D
--------------------   -----------------------   ----------------  ----
Credit Items
------------
(Accounts with no      60%+ of Credit items      % of Credit items
activity in the last 24derogatory.               derogatory not a factor.
months are not to be
considered.)

Bankruptcy - Chapter   BK filed within last 12   Currently in BK.  Must
----------              months but discharged/    be paid through the
7(6)                    dismissed prior to        loan.
                        application for loan.


Bankruptcy - Chapter   12 months since filing.   Current BK plan must
----------             If open BK plan must      be paid through loan.
13(6)                  be paid through loan.







Charge-offs,            Collections, Charge-offs and Judgments under $500 are
Collections             not to be considered.  All judgments that appear as a
and Judgments           lien of record against the subject property must be paid
                        through the loan. The date of the original occurrence of the collection is to be used in all credit.

-----------------
(1) Loan cannot be upgraded to receive maximum LTV.
(2) Will allow 5% increase in D/R (not to exceed 60%) for a corresponding 5% reduction in LTV.
(3) Max LTV is 80%.
(4) No DOC not available for salaried or other "fixed" income borrowers.
(5) Over 75% available for SFR only.
(6) Blending not allowed when BK within 24 months.* For 2nd homes & vacation properties reduce maximum LTV by 5%. Maximum CLTV for second mortgages may not exceed 85%.

         The final grade for a loan is determined by blending the mortgage credit grade and the consumer credit grade using a credit blending table. In addition, a final grade of B or C (as determined by the credit blending table) is eligible for a one credit class upgrade through Pacific's upgrade matrix. The upgrade matrix takes into account such compensating factors as property condition, length of employment and length of property ownership.

         Pacific's guidelines permit the origination of fixed or adjustable rate loans that either fully amortize over a period not to exceed 30 years or, in the case of a balloon mortgage loan, are amortized based on a 30-year or less amortization schedule with a maturity date and a balloon payment due prior to the end of the amortization. Loan amounts generally range from a minimum of $20,000 to a maximum of $350,000, but higher balances are approved on a case by case basis.

         The collateral securing the loans may be either owner occupied one-to-four family dwellings (which includes condominiums, townhouses, manufactured housing, and occasionally second and vacation homes) or non-owner occupied properties. Substantially all of the loans secured by first mortgages are limited to a maximum loan-to-value ratio of 90% , and substantially all of the loans secured by second mortgages are limited to a maximum loan-to-value ratio of 85%.

         In order to determine the loan-to-value ratio, all Loans require at least one recent written appraisal on a current FNMA or FHLMC form with certain supporting information (e.g., location maps, legal descriptions, sale and listing histories, floor plans, and photographs) from a state licensed appraiser. Properties with higher appraised values ($650,000 in California and Hawaii, $500,000 elsewhere) generally require a second appraisal. All appraisals are required to contain at least three recently closed sales of comparable properties located near the subject property. Pacific's appraisal review department reviews each appraisal for reasonableness, completeness, conformity with Pacific's guidelines and acceptable property condition. A review appraisal is generally performed prior to loan funding whenever the loan-to-value ratio is greater than 70% and the borrower(s) does not meet minimum credit score requirements and/or the contents of the original appraisal or specific mortgage property characteristics dictate that it would be prudent to do so. Pacific's underwriting guidelines require that any major deferred maintenance on any property securing a loan be cured either by the applicant prior to loan closing or, the amount to cure will be withheld from the proceeds of the loan until such deferred maintenance is completed.

         A credit report combining information from two separate independent credit reporting agencies is required reflecting the applicant's complete credit history. If the report is obtained more than 60 days prior to the loan closing, Pacific obtains an updated credit report to determine whether or not the reported information has changed in a materially negative way, in which case such loan will be reunderwritten.

         Pacific's underwriting guidelines provide for the origination of loans under three general income documentation programs: (i) full documentation, (ii) alternate documentation, and (iii) stated income. Under the full documentation program Pacific obtains one of the following: (i) Verification of Employment signed by the employer and the most recent paycheck stub showing year-to-date income; (ii) IRS Form W-2 for the most recent two-year period and the most recent paycheck stub showing year-to-date income; (iii) tax returns for the most recent 2 years and the most recent paycheck stub showing year-to-date income; or
(iv) personal bank statements for the most recent 24 month period and the most recent paycheck stub stating year-to-date income. For each of the above, Pacific obtains telephone verification of employment. If the applicant is self-employed, the two most recent years' applicable tax returns (Form 1040, 1120, 1120S or 1065) are required. Under the alternative documentation program, applicants are required to submit six months of personal bank statements and a recent paycheck stub showing year-to-date income, and Pacific obtains telephone verification of employment. For self-employed borrowers, proof that the business has been in existence for at least one year is required along with six months personal bank statements and telephone verification of the business. Under the stated income program, income is taken from the application as stated by the applicant and employment or business is verified telephonically.

         EXCEPTIONS. As described above Pacific used the foregoing categories and characteristics as guidelines only. On a case by case basis only, Pacific may have determined that the prospective mortgagor warranted a risk upgrade or an exception from certain requirements of a particular risk category.

         Pacific's guidelines require title insurance coverage issued by an approved title insurance company on each Loan. Pacific and its assignees are named as the insured. Title insurance policies guarantee the lien position of the loan and protect the insured against loss if the title or lien position is not as indicated.

PRIMARY MORTGAGE INSURANCE POLICIES

         Approximately 55.59% of the Mortgage Loans (by the Cut-off Date Pool Principal Balance) are covered by a primary mortgage insurance policy (a "PMI Policy"). Each PMI Policy insures losses on the principal balance of each such Mortgage Loan in an amount generally equal to, at the option of the PMI Insurer, either (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) unpaid accumulated interest due on the Mortgage Loan at the Mortgage Rate (for a maximum period of two years) and (iii) the amount of certain advances (such as hazard insurance, taxes, maintenance expense and foreclosure costs) made by the Master Servicer, reduced by certain mitigating amounts collected with respect thereto (collectively, the "Loss Amount"), in which case the PMI Insurer would take title to the Mortgaged Property, or (b) an amount equal to the product of (i) the Loss Amount and (ii) the percentage of coverage (the "Coverage Percentage") specified in the PMI Policy, in which case the Trust Fund would retain title to (and the proceeds obtained in a foreclosure and sale of) the Mortgaged Property. The Coverage Percentage specified in each PMI Policy will be different depending upon the original Loan-to-Value Ratio of the related Mortgage Loan (Mortgage Loans with higher Loan-to-Value Ratios will generally have a higher Coverage Percentage and Mortgage Loans with lower Loan-to-Value Ratios will generally have a lower Coverage Percentage). If a PMI Insurer Insolvency Event has occurred or is continuing, the Trustee shall, at the direction of the Certificate Insurer, and may in the case of a Certificate Insurer Default, terminate the PMI Policy on any Mortgage Loan that is not then past due. The insurer that has underwritten the PMI Policies (the "PMI Insurer") with respect to such Mortgage Loans currently meets FNMA's or FHLMC's standards and is acceptable to the Rating Agencies.

         Claim payments, if any, under a PMI Policy will be made to the Master Servicer, deposited in the Collection Account within two Business Days of receipt and treated in the same manner as a prepayment of the related Mortgage Loan. Premiums payable on the PMI Policies (the "PMI Premiums") will be paid monthly by the Master Servicer with funds withdrawn from the Collection Account with respect to the related Mortgage Loans. The "PMI Premium" is equal to 1/12 of the per annum rate specified in the PMI Insurance Agreement times the aggregate Principal Balance of each Mortgage Loan covered by a PMI Policy remaining in the Mortgage Pool.

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the schedule principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics at the time the Certificates are issued, although the range of the Mortgage of Mortgage Rates and materials and certain other characteristics of the Mortgage Loans may vary.


                        YIELD ON THE CLASS A CERTIFICATES

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the amount of such prepayment up to the date of such prepayment and not for the balance of the month in which such prepayment is made. Principal prepayments in full received, and partial principal prepayments applied, during a Collection Period will be distributed on the immediately following Distribution Date thereby eliminating any shortfall to Certificateholders. Principal prepayments in full received and partial principal prepayments applied during the month in which a Distribution Date occurs will be distributed on the Distribution Date in the following month. Regarding the interest shortfalls attributable to the latter full and partial prepayments by the mortgagors on the Mortgage Loans ("Prepayment Interest Shortfalls"), the Master Servicer will be obligated to pay from its own funds such shortfalls, but only to the extent of 50% of its Servicing Fee for the related Collection Period. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on such Mortgage Loan. The effect of any shortfalls resulting from the application of the Relief Act (the "Relief Act Shortfalls"), will be to reduce the aggregate amount of interest collected that is available for distribution to Certificateholders. The Certificate Insurance Policy does not cover and Insured Payments do not include any Prepayment Interest Shortfalls or Relief Act Shortfalls. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

GENERAL PREPAYMENT CONSIDERATIONS

         The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans as the same change to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor or the Mortgage Loan Originator, as the case may be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" herein, with respect to a majority of the Mortgage Loans, a prepayment may subject the related mortgagor to a prepayment charge.

         Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the Holders of the Class A Certificates then entitled to receive such distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of the Class A Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, in the case of Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of Class A Certificates purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the yield to maturity of an investor in the Class A Certificates. As a result, the effect on an investor's yield of principal payments occurring on the Mortgage Loans at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate, and the prepayment charges imposed in connection with prepayments on 71.45% of the Mortgage Loans will have an uncertain effect on the rate and timing of prepayments on the Mortgage Loans. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Class A Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. The existence of the Periodic Rate Cap, Maximum Mortgage Rates and Minimum Mortgage Rates also may affect the prepayment experience on the Mortgage Loans. In addition, the prepayment experience on the Delayed First Adjustment Date Mortgage Loans may differ from that on the other Mortgage Loans, especially as they approach their first Adjustment Date. At such time, the prepayment experience on the Delayed First Adjustment Date Mortgage Loans may be more sensitive to relatively small changes in market interest rates. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" in the prospectus.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan than on mortgage loans used to purchase a home. In the event of a mortgagor's default on a Mortgage Loan, other than as provided by the overcollateralization provisions of the Trust Fund, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.

         In addition, the Class R Certificateholder may, at its option (or if the owner of the Class R Certificate does not exercise such option, the Master Servicer has the option and if such option is not exercised by the Master Servicer, the Certificate Insurer shall have the option) with written notice to the Certificateholders, the Certificate Insurer and the Trustee purchase from the Trust Fund all of the outstanding Mortgage Loans and related properties, and thus effect the early retirement of the Class A Certificates, on any Distribution Date on which the outstanding aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance. This option can be exercised by the holder of the Class R Certificates only if the Class R Certificate is not held by the Depositor or any affiliate.

SPECIAL YIELD CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

         The Mortgage Rates on the Mortgage Loans adjust semiannually (in the case of the Delayed First Adjustment Date Mortgage Loans, after an initial period of two or three or five years) based upon the Index, whereas the Pass-Through Rate on the Class A Certificates adjust monthly based upon One-Month LIBOR as described under "Description of the Certificates--Calculation of One-Month LIBOR" herein, subject to the Available Funds Pass- Through Rate. As a result, increases in the Pass-Through Rate on the Class A Certificates may be limited for extended periods in a rising interest rate environment. In addition, because the Pass-Through Rate is determined, to some extent, by the Mortgage Rates on the Mortgage Loans, disproportionate prepayments of Mortgage Loans with Mortgage Rates above the then current weighted average Mortgage Rate may adversely affect the Pass-Through Rate on the Class A Certificates by lowering the Available Funds Pass-Through Rate. Investors should note that approximately 72.80% of the Mortgage Loans are two year Delayed First Adjustment Date Mortgage Loans, approximately 18.08% of the Mortgage Loans are three year Delayed First Adjustment Date Mortgage Loans and approximately 3.34% of the Mortgage Loans are five year Delayed First Adjustment Date Mortgage Loans. The interest due on the Mortgage Loans during any Collection Period may not equal the amount of interest that would accrue at the Pass-Through Rate during the related Interest Accrual Period in which case the Pass-Through Rate will be limited to the Available Funds Pass- Through Rate. Although holders of the Class A Certificates are entitled to receive from and to the limited extent of funds available therefor as described herein, any related LIBOR Carryover Amount, there can be no assurance that such funds will be available or, if available, sufficient for such purposes. The ratings of the Class A Certificates do not address the likelihood of the payment of any LIBOR Carryover Amount. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index. In addition, the Index and/or One-Month LIBOR may not move at the same time or in the same direction as market interest rates generally. It is possible that market interest rates may fall at the same time that One-Month LIBOR and/or the Index is rising.

WEIGHTED AVERAGE LIVES

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement assumes a prepayment rate of 25% CPR. The Constant Prepayment Rate model ("CPR") assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 25% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at 25% CPR or at any other rate. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool.

         The table following the next paragraph indicates the percentage of the initial Class A Certificate Balance that would be outstanding after each of the dates shown at various CPR percentages and the corresponding weighted average lives. The table is based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of Mortgage Loans with the characteristics set forth in the table below, (ii) distributions on the Class A Certificates are received, in cash, on the 25th day of each month, commencing in July 1999, (iii) the Mortgage Loans prepay at the CPR percentages indicated,
(iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (v) none of the Depositor, the Mortgage Loan Originator, the holder of the Class R Certificates, the Master Servicer or any other person purchases from the Trust Fund any Mortgage Loan pursuant to any obligation or option under the Agreement (as defined herein), except as indicated in footnote two in the table, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in July 1999, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in June 1999, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to maturity and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, (ix) the Certificates are purchased on June 23, 1999, (x) the Index remains constant at 5.2863% per annum and the Mortgage Rate on each Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Periodic Rate Cap, (xi) One-Month LIBOR remains constant at 4.9525% per annum, (xii) the monthly payment on each Mortgage Loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above, (xiii) the PMI Premiums are equal to 0.46% per annum and (xiv) the owner of the Class R Certificate exercises its option to purchase the Mortgage Loans as described herein under "The Pooling and Servicing Agreement--Termination."

                  HYPOTHETICAL MORTGAGE LOANS (6 MONTH LIBOR):



                   Original     Remaining
                    Term to      Term to      Mortgage                Months
Principal          Maturity      Maturity     Interest     Gross     to Rate                Life      Periodic   Initial
Balance           (in months)  (in months)     Rate        Margin     Change    Life Cap    Floor       Cap        Cap
-------           -----------  -----------     ----        ------     ------    --------    -----       ---        ---
   $6,453,825.50      358          348         11.416%     6.918%     2         16.625%      10.125%     1.50%     1.50%
      976,907.77      360          346         10.080%     6.772%     10        16.353%       9.853%     1.50%     2.85%
   16,312,557.77      360          349         10.449%     7.480%     13        16.949%      10.449%     1.50%     3.00%
   35,948,302.60      358          348         10.281%     7.233%     14        16.781%      10.281%     1.50%     3.00%
   28,046,447.03      357          348         10.368%     7.239%     15        16.868%      10.368%     1.50%     3.00%
   20,182,509.38      360          350          9.834%     7.295%     26        16.334%       9.834%     1.50%     3.00%
    3,728,459.06      360          350          9.295%     6.538%     50        15.795%       9.295%     1.50%     3.00%


         There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial Class A Certificate Balance outstanding (and the weighted average life) of the Class A Certificates set forth in the table. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the table set forth below and, since it is not likely the level of the Index will remain constant as assumed, the Class A Certificates may mature earlier or later than indicated by the tables. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Class A Certificate Balance (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified CPR percentages.


                                   PERCENT OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING
                                                 CLASS A CERTIFICATES

-------------------------------------------------------------------------------------------------------------------
Distribution Date:            0%CPR       10%CPR       20%CPR       25%CPR       30%CPR        40%CPR      50%CPR
------------------            -----       ------       ------       ------       ------        ------      ------
Initial Percentage              100          100         100          100           100          100         100
June 25, 2000                    95           85          75           70            65           56          46
June 25, 2001                    94           75          58           50            42           29          18
June 25, 2002                    93           66          44           37            30           19          11
June 25, 2003                    93           59          35           27            21           11           0
June 25, 2004                    92           52          28           20            14            0           0
June 25, 2005                    92           45          22           15            10            0           0
June 25, 2006                    91           40          18           11             0            0           0
June 25, 2007                    90           36          14            0             0            0           0
June 25, 2008                    89           32          11            0             0            0           0
June 25, 2009                    88           28           0            0             0            0           0
June 25, 2010                    87           25           0            0             0            0           0
June 25, 2011                    85           22           0            0             0            0           0
June 25, 2012                    83           20           0            0             0            0           0
June 25, 2013                    81           17           0            0             0            0           0
June 25, 2014                    79           15           0            0             0            0           0
June 25, 2015                    77           13           0            0             0            0           0
June 25, 2016                    74           12           0            0             0            0           0
June 25, 2017                    71           10           0            0             0            0           0
June 25, 2018                    68            0           0            0             0            0           0
June 25, 2019                    64            0           0            0             0            0           0
June 25, 2020                    59            0           0            0             0            0           0
June 25, 2021                    54            0           0            0             0            0           0
June 25, 2022                    48            0           0            0             0            0           0
June 25, 2023                    42            0           0            0             0            0           0
June 25, 2024                    36            0           0            0             0            0           0
June 25, 2025                    28            0           0            0             0            0           0
June 25, 2026                    20            0           0            0             0            0           0
June 25, 2027                    11            0           0            0             0            0           0
June 25, 2028                     0            0           0            0             0            0           0
Weighted Avg. Life in
Years (1) (2)                 20.37         7.12        3.63         2.85          2.33         1.64        1.20
Weighted Avg. Life in         20.41         7.47        3.93         3.10          2.52         1.78        1.30
Years (1) (3)
----------------------

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Class A Certificate Balance.
(2) Assumes the majority holder of the Class R Certificates exercises its option to purchase the Mortgage Loans when the aggregate principal balance of the Mortgage Loans and REO Properties remaining is 10% of Cut-off Date Pool Principal Balance. See "Pooling and Servicing Agreement--Termination" herein.
(3) Assumes that the Certificates remain outstanding to their maturity date.

         There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the table above, or to any other level, or that the actual weighted average life of the Class A Certificates will conform to any of the weighted average lives set forth in the table above. Furthermore, the information contained in the table with respect to the weighted average lives is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or Index level assumptions. The characteristics of the Mortgage Loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate or that the level of the Index will remain constant or any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the Index is consistent with the expectations of investors.

FINAL SCHEDULED DISTRIBUTION DATE

         The Final Scheduled Distribution Date of the Class A Certificates is January 25, 2029. The Final Scheduled Distribution Date for the Class A Certificates has been set to equal the Distribution Date in the third month after the month of maturity of the latest maturing Mortgage Loan. Since the rate of distributions in reduction of the Class Certificate Balance of the Class A Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance of any such Class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series 1999-H2 Certificates will consist of (i) the Class A Certificates (the "Class A Certificates"), and (ii) the Class R Certificates (the "Residual Certificates"). Only the Class A Certificates are offered hereby.

         The Trust Fund will include (i) the Mortgage Loans and the Mortgage Loan Files; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account and belonging to the Trust Fund; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; (iv) any applicable insurance policies, including the PMI Policies; (v) such amounts as may be held by the Trustee in the Distribution Account and the Policy Payments Account; (vi) the Certificate Insurance Policy; (vii) the rights of the Depositor in and to the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement and (viii) all proceeds of the foregoing.

         The "Class A Certificate Balance" of the Certificates as of any Distribution Date is the initial Class A Certificate Balance thereof reduced by all amounts previously distributed to holders of Class A Certificates as payments of principal. The Class A Certificates will have an initial Class A Certificate Balance of $109,248,500. The Class R
Certificates will have no certificate principal balance.

         Distributions will be made on the 25th day of each month, or if such day is not a business day, the next business day (each such date, a "Distribution Date"), beginning in July, 1999. All distributions to holders of the Class A Certificates, other than the final distribution on the Class A Certificates, will be made on each Distribution Date by or on behalf of the Trustee to the persons in whose names such Class A Certificates are registered at the close of business on each Record Date. Such distributions will be made either (i) by check mailed to the address of each such Certificateholder as it appears in the Certificate Register or (ii) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of Class A Certificates having an aggregate initial Class A Certificate Balance that is in excess of $5,000,000 by wire transfer in immediately available funds to the account of such Certificateholder specified in the request. The final distribution on any Class A Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the corporate trust office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Class A Certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No Certificate Owner will be entitled to receive a certificate representing such person's interest, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Class A Certificates refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Class A Certificates refer to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Class A Certificates, for distribution to Certificate Owners in accordance with DTC procedures.

         Holders of Class A Certificates may hold their Certificates through DTC (in the United States) or Cedelbank or the Euroclear System ("Euroclear") in Europe. Transfers within DTC, Cedelbank or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedelbank and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries"). Transfers between Participants (as defined below) will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants (each as defined below) will occur in accordance with their respective rules and operating procedures.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Beneficial owners of the Class A Certificates ("Certificate Owners") or prospective owners, as the case may be, that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in the Class A Certificates may do so only through Participants and Indirect Participants. In addition, such Certificate Owners will receive all distributions of principal and interest on the Class A Certificates from the Trustee or the applicable paying agent through DTC and its Participants. Under a book-entry format, Certificateholders may receive payments after the related Distribution Date because, while payments are required to be forwarded to CEDE & Co., as nominee for DTC on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only "Certificateholder" (as such term is used in the Agreement) will be CEDE & Co., as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificate Owners under the Agreement only indirectly through DTC and its Participants who in turn will exercise their rights though DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain other entities, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

         Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services including lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, and not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences." Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

         Certificates initially issued as Book-Entry Certificates will be issued as Definitive Certificates only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depository with respect to the Certificates and the Master Servicer is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) if holders of Class A Certificates evidencing not less than 51% of the Voting Rights advise the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interests of Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates. Upon surrender by DTC of the certificate or certificates representing such Certificates and instructions for registration, the Trustee will issue such Certificates in the form of Definitive Certificates as Certificateholders under the Agreement and such holders of Definitive Certificates will deal directly with the Trustee with respect to transfers, notices and distributions. In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Agreement will provide that the applicable Certificateholders will be notified of such event.

AVAILABLE DISTRIBUTION AMOUNT

         The Trustee will establish and maintain an account (the "Distribution Account") and deposit therein (i) any payments made by the Certificate Insurer under the Certificate Insurance Policy, (ii) the proceeds of any liquidation of the assets of the Trust Fund, and (iii) all remittances made to the Trustee by or on behalf of the Master Servicer. The Master Servicer will be required on the Business Day prior to each Distribution Date (each such date, the "Master Servicer Remittance Date") to remit to the Trustee the Available Remittance Amount for such Distribution Date. On each Distribution Date, the Trustee will make distributions to Class A Certificateholders to the extent of the Available Distribution Amount.

         The "Available Remittance Amount" means, as of any Distribution Date, the sum, without duplication, of:

         (i) all payments of principal and interest received in respect of the Mortgage Loans during the related Collection Period (not including late payment charges and less the Servicing Fee, certain amounts available for reimbursement of Monthly Advances and Servicing Advances as described below under "-Advances", certain other reimbursable expenses pursuant to the Agreement and any PMI Premiums paid to the PMI Insurer);

         (ii) all Monthly Advances, Servicing Advances and Compensating Interest for such Distribution Date; and

         (iii) all full and partial principal prepayments, including prepayment penalties and premiums, repurchase amounts and substitution shortfall amounts, Liquidation Proceeds, Insurance Proceeds (excluding proceeds paid in respect of the Certificate Insurance Policy) and proceeds from any PMI Policy ("PMI Insurance Proceeds") on a Mortgage Loan received by the Master Servicer during the related Collection Period.

         The "Available Distribution Amount" means, as of any Distribution Date, the sum of (i) the Available Remittance Amount received by the Trustee on the immediately preceding Master Servicer Remittance Date and (ii) any Insured Payment for such Distribution Date.

         "Collection Period" with respect to any Distribution Date means the period beginning on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the close of business on the 15th day of the month in which such Distribution Date occurs.

         "Business Day" means any day other than (i) a Saturday or Sunday or
(ii) a day on which banking institutions in the City of New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

INTEREST DISTRIBUTIONS

         On each Distribution Date, holders of the Class A Certificates will be entitled to receive the Class A Interest Distribution Amount for such Distribution Date to the extent of the Available Distribution Amount remaining after payment to the Trustee of the Trustee Fee and, provided that payment default under the Certificate Insurance Policy has not occurred (a "Certificate Insurer Payment Default"), the payment to the Certificate Insurer of the Premium Amount for such Distribution Date.

         The "Class A Interest Distribution Amount" with respect to any Distribution Date means the sum of (i) the Accrued Certificate Interest for such Distribution Date and (ii) the Interest Carryforward Amount for such Distribution Date for such Distribution Date reduced by the sum of (a) any Relief Act Shortfalls and (b) any Prepayment Interest Shortfalls not actually paid by the Master Servicer on the immediately preceding Master Servicer Remittance Date.

         "Accrued Certificate Interest" means, as of any Distribution Date, the interest accrued during the related Interest Accrual Period on the Class A Certificate Balance immediately prior to such Distribution Date at the then-applicable Pass-Through Rate.

         "Interest Carry Forward Amount" means, as of any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed to the Class A Certificateholders on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate for the actual number of days elapsed since the prior Distribution Date.

         The "Interest Accrual Period" for any Distribution Date is the period from the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from the Closing Date) through the day before such Distribution Date. All distributions of interest will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

PASS-THROUGH RATE

         The "Pass-Through Rate" on the Class A Certificates on each Distribution Date will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.35% per annum (the "LIBOR Rate"), and (ii) the Available Funds Pass- Through Rate (as defined below) for such Distribution Date; provided, however, that for each Interest Accrual Period beginning after the Distribution Date on which the aggregate Stated Principal Balance (as defined herein) of the Mortgage Loans is 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (the "Cut-off Date Pool Principal Balance") the LIBOR Rate provided in clause (i) will be One-Month LIBOR plus 0.70% per annum.

         "Available Funds Pass-Through Rate" means, with respect to any Distribution Date, the per annum rate equal to the percentage obtained by dividing (x) the amount of interest that accrued on the Mortgage Loans in respect of the related Collection Period at the weighted average of the related Mortgage Rates applicable to monthly payments due on such Mortgage Loans during such Collection Period, reduced by the sum of the Expense Fee Rate and 0.50%, by
(y) the product of (i) the Class A Certificate Balance and (ii) the actual number of days elapsed during such Interest Accrual Period divided by 360.

         If, on any Distribution Date, the Pass-Through Rate for the Class A Certificates is limited by the Available Funds Pass-Through Rate, the product of
(x) the excess of (i) the LIBOR Rate (but not more than the weighted average of the Expense Adjusted Maximum Mortgage Rates) over (ii) the Available Funds Pass-Through Rate is the "LIBOR Shortfall Amount" for such Distribution Date and
(y) the Class A Certificate Principal Balance immediately prior to such Distribution Date. On such Distribution Date, holders of the Class A Certificates will be entitled to receive, to the extent of funds available, an amount equal to the sum of (i) the LIBOR Shortfall Amount for such Distribution Date and (ii) the LIBOR Carryover Amount (as defined below) for such Distribution Date from the Available Distribution Amount remaining on such Distribution Date after payment of the Trustee Fee, the Premium Amount (provided that no Certificate Insurer Payment Default has occurred) the Class A Interest Distribution Amount, the Class A Principal Distribution Amount, the Extra Principal Distribution Amount and reimbursements to the Certificate Insurer for such Distribution Date.

         The "Expense Adjusted Maximum Mortgage Rate" on any Mortgage Loan is equal to the applicable Maximum Mortgage Rate thereon minus the sum of (i) the Trustee Fee Rate, (ii) the Premium Rate (as defined herein), (iii) the Servicing Fee Rate, and (iv) the per annum rate of the PMI Premiums (collectively, the "Expense Fee Rate"). For any Distribution Date, the Trustee Fee Rate is 0.0125% per annum, and the Servicing Fee Rate is 0.50% per annum.

         "LIBOR Carryover Amount" means, for any Distribution Date, the amount equal to the sum of (i) the excess, if any, of the LIBOR Shortfall Amount on all preceding Distribution Dates over the amount, if any, actually distributed in respect thereof on such preceding Distribution Dates and (ii) interest on such excess for the actual number of days elapsed since the prior Distribution Date at the applicable LIBOR Rate (limited by the Expense Adjusted Maximum Mortgage
Rate). The ratings of the Class A Certificates do not address the likelihood of the payment of any LIBOR Shortfall Amount or LIBOR Carryover Amount.

         The Pass-Through Rate on the Class A Certificates for the current Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the Trustee at (212) 946-3200.

CALCULATION OF ONE-MONTH LIBOR

         The Pass-Through Rate for the first Distribution Date will be determined on the second business day preceding the Closing Date and for each subsequent Distribution Date will be determined on the second business day prior to the immediately preceding Distribution Date (each such date, an "Interest Determination Date"). The Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("One-Month LIBOR") for the next Interest

Accrual Period on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section: "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) which are not controlling, controlled by, or under common control with, the Depositor or the Mortgage Loan Originator.

         On each Interest Determination Date, One-Month LIBOR for the related Interest Accrual Period will be established by the Trustee as follows:

         (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.001%).

         (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One- Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.001%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean or (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL DISTRIBUTIONS

         On each Distribution Date, holders of the Class A Certificates will be entitled to receive an amount in respect of principal equal to the sum of the Class A Principal Distribution Amount and the Extra Principal Distribution Amount, if any, for such Distribution Date, to the extent of the Available Distribution Amount remaining after payment of the Trustee Fee, the Premium Amount (provided that no Certificate Insurer Payment Default has occurred) and the Class A Interest Distribution Amount for such Distribution Date.

         "Class A Principal Distribution Amount" means, as of any Distribution Date, the least of (a) the Class A Certificate Balance as of the day immediately preceding such Distribution Date and (b) the sum of

         (i) the principal amount of all scheduled monthly payments due on the Mortgage Loans received or advanced during the related Collection Period;

         (ii) the principal portion of all other unscheduled collections received during the related Collection Period (including, without limitation, full and partial principal prepayments made by the respective Mortgagors, Liquidation Proceeds, Insurance Proceeds (excluding proceeds paid in respect of the Certificate Insurance Policy) and PMI Insurance Proceeds), to the extent not distributed on the preceding Distribution Date; and

         (iii)    the Undercollateralization Amount; minus

         (iv)     the amount of any Overcollateralization Release Amount

         "Extra Principal Distribution Amount" means, as of any Distribution Date, the least of (a) the Class A Certificate Balance after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date (b) any remaining Available Remittance Amount after distribution of the Class A Principal Distribution Amount for such Distribution Date, and (c) the Overcollateralization Deficiency for such Distribution Date.

         "Overcollateralization Amount" means as of any Distribution Date the excess, if any, of (x) the Pool Principal Balance as of the last day of the immediately preceding Collection Period over (y) the aggregate Class Certificate Balance of all the Class A Certificates (after taking into account all distributions of principal on such Distribution Date).

         "Overcollateralization Deficiency" means, as of any Distribution Date, the excess, if any, of (x) the Required Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Class A Certificate Balance resulting from the distribution of the Class A Principal Distribution Amount on such Distribution Date.

         "Pool Principal Balance" means, as of any date of determination, the sum of the Stated Principal Balances of all of the outstanding Mortgage Loans.

         "Required Overcollateralization Amount", as of any Distribution Date, is the overcollateralization amount required by the Certificate Insurer at any time and set forth in the Insurance Agreement.

         The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the Cut-off balance thereof reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan and as further reduced to the extent of any Realized Loss incurred with respect to such Mortgage Loan on or before the last day of the most recently ended Collection Period.

         "Undercollateralization Amount" means, as of any Distribution Date, the amount by which (x) the Class A Certificate Balance, after taking into account the reduction thereof to be made on such Distribution Date resulting from the distribution from the Available Remittance Amount of amounts in respect of clauses (i) and (ii) of the definition of Class A Principal Distribution Amount, exceeds (y) the Pool Principal Balance at the end of the related Collection Period.

CREDIT ENHANCEMENT

         Overcollateralization.
         ----------------------

         The Available Funds Pass-Through Rate for the Mortgage Loans is generally expected to be higher than the Pass-Through Rate on the Class A Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Class A Certificates. This excess interest for a Collection Period, together with interest collected on the Overcollateralization Amount itself, is the "Monthly Excess Interest Amount" which will be available to pay the Extra Principal Distribution Amount until the Overcollateralization Amount has increased to the level equal to the Required Overcollateralization Amount.

         The required level of overcollateralization for any Distribution Date is the Required Overcollateralization Amount. The Required Overcollateralization Amount initially (i.e., prior to the Stepdown Date) is expected to be $7,759,606.

         If Realized Losses (as defined below) result in an Overcollateralization Deficiency, the cashflow priorities of the Trust Fund require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of the Available Distribution Amount) for the purpose of re-establishing the Overcollateralization Amount at the then-Required Overcollateralization Amount.

         On and after the Stepdown Date, the Required Overcollateralization Amount may be permitted to decrease or "step-down." If the Required Overcollateralization Amount is permitted to "step-down" on a Distribution Date, the Agreement permits a portion of the Available Distribution Amount for such Distribution Date not to be passed through as a distribution of principal on such Distribution Date. This has the effect of decelerating the amortization of the Class A Certificates relative to the Pool Principal Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Required Overcollateralization Amount. This portion of the Available Distribution Amount not distributed as principal on the Class A Certificates therefore releases overcollateralization from the Trust Fund. The amount of such releases are the "Overcollateralization Release Amounts." An Overcollateralization Release Amount may also result even prior to the occurrence of any decrease or stepdown in the Required Overcollateralization Amount if the amount required to reach the Required Overcollateralization Amount on a Distribution Date is less than 100% of the principal collected for such Distribution Date. The provision of such Overcollateralization Release Amount is intended to prevent the Overcollateralization Amount from exceeding the Required Overcollateralization Amount.

         "Realized Losses" means, with respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure, sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, that amount equal to the portion of the Stated Principal Balance of such Mortgage Loan remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for Servicer Advances) towards interest and principal owing on the Mortgage Loan.

         "Stepdown Date" means the later to occur of (i) January 25, 2002 and
(ii) the Distribution Date on which the Class A Certificate Balance has been reduced to one-half of the initial Class A Certificate Balance.

         THE CERTIFICATE INSURANCE POLICY

         Concurrently with the issuance of the Class A Certificates, the Certificate Issuer will issue a certificate insurance policy (the "Certificate Insurance Policy" or the "Policy") to the Trustee for the benefit of the Class A Certificateholders. Under the Certificate Insurance Policy, the Certificate Insurer will unconditionally and irrevocably guarantee (A) as of any Distribution Date the sum of (i) the excess, if any, of (a) the Class A Interest Distribution Amount for such Distribution Date over (b) the Available Distribution Amount for such Distribution Date, net of the Premium Amount and the Trustee Fee for such Distribution Date and (ii) the Undercollateralized Amount, if any, for such Distribution Date (after giving effect to all distributions of principal made on the Class A Certificates), (B) on the Stated Maturity Date, the outstanding Class A Certificate Balance (after giving effect to all principal distributions made on the Class A Certificates) and (C) the full and complete payment of any interest or principal amounts that are paid to Class A Certificateholders and subsequently recovered from any such holder pursuant to a final, nonappealable order of a court of competent jurisdiction under applicable bankruptcy or insolvency laws in accordance with the terms of the Certificate Insurance Policy as further described herein under the heading "The Certificate Insurer and the Policy".

         The "Premium Amount" and "Premium Rate" as of each Distribution Date will be as set forth in the Agreement.

         "Certificate Insurer Default" is defined under the Agreement as the occurrence and continuance of (x) the failure by the Certificate Insurer to make a required payment under the Policy, which failure continues unremedied for five Business Days or (y) certain events of bankruptcy or insolvency of the Certificate Insurer.

         The Trustee shall (i) receive as attorney-in-fact of each Certificateholder of Class A Certificates an Insured Payment from the Certificate Insurer and deposit such amounts into the Distribution Account and
(ii) disburse the same to each Class A Certificateholder in accordance with the Agreement. The Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee) to the Class A Certificateholders, the Certificate Insurer will be subrogated to the rights of the Class A Certificateholders with respect to such Insured Payments, and shall receive reimbursement for such Insured Payment as provided in the Agreement, but only from the sources and in the manner provided in the Agreement, such subrogation and reimbursement to have no effect on the Certificate Insurer's obligations under the Certificate Insurance Policy.

ADVANCES

         Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced before each Distribution Date its own funds in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Collection Period on the Mortgage Loans and that were delinquent on the related Remittance Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "Monthly Advance").

         Monthly Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Monthly Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

         All Monthly Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Monthly Advances were made. In addition, any Monthly Advances or servicing advances previously made in respect of any Mortgage Loan that are deemed by the Master Servicer (in good faith) to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Collection Account prior to the distributions on the Certificates. In the event the Master Servicer fails in its obligations to make any such advance, the Trustee will be obligated to make any such advance, to the extent required in the Agreement.


                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1999 (the "Agreement") among the Depositor, the Master Servicer and the Trustee, a form of which is filed as an exhibit to the Registration Statement. The Trust Fund created under the Agreement will include all of the Depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents contained in the Mortgage Loan Files, (ii) all payments on or collections in respect of the Mortgage Loans received after the Cut-off Date (other than payments due on or before the Cut-off Date), together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies and PMI Policies required to be maintained pursuant to the Agreement, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement; (vi) all amounts on deposit in the Collection Account, the Policy Payment Account, and the Distribution Account and (vii) the rights of the Trustee under the Certificate Insurance Policy and all proceeds of the foregoing. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Agreement and the Class A Certificates. The Class A Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee, located in New York, New York. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Merrill Lynch Mortgage Investors, Inc. at 250 Vesey Street, World Financial Center, North Tower, New York, New York 10281.

ASSIGNMENT OF THE MORTGAGE LOANS

         The Depositor will deliver to the Trustee or a custodian as agent for the Trustee with respect to each Mortgage Loan (i) the original Mortgage Note endorsed without recourse to the Trustee to reflect the transfer of the Mortgage Loan, (ii) the original Mortgage with evidence of recording indicated thereon and (iii) an original assignment of the Mortgage in recordable form to the Trustee, reflecting the transfer of the Mortgage Loan. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records. The Trustee, concurrently with the Depositor's assignment, will deliver the Certificates to the Depositor in exchange for the Mortgage Loans.

THE MASTER SERVICER

         The Mortgage Loans will be serviced on behalf of the Trust Fund by Litton Loan Servicing LP, a Delaware limited partnership ("Litton" or the "Master Servicer"). The information set forth in the following paragraphs has been provided by Litton and neither the Depositor nor any other party makes any representation as to the accuracy or completeness of such information.

         Litton, a Delaware limited partnership, will act as the servicer of the Mortgage Loans pursuant to the Agreement. Litton Loan Servicing LP was formed in December 1996, with all of the general and limited partnership interests owned by Enhance Financial Services Group, Inc. ("EFSG"), Mortgage Guaranty Insurance Corporation ("MGIC") and C-BASS Holding LLC. On October 1, 1998 Litton Loan Servicing, Inc., a wholly-owned subsidiary of EFSG, transferred its business to Litton. From and after October 1, 1998 all activities formerly conducted by Litton Loan Servicing, Inc. are being conducted by Litton. Litton currently employs approximately 170 individuals. The main office of Litton is located at 5373 W. Alabama, Houston, Texas 77056. Litton is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio in excess of $3.270 billion. Litton specializes in servicing sub-performing mortgage loans and entering into workouts with the related mortgagors. Other transactions for which Litton acts a servicer include Housing Securities, Inc. 1995-RP1, C-BASS ABS, LLC 1997-1, C-BASS ABS, LLC 1997-3, C-BASS ABS, LLC 1998-1, C-BASS ABS, LLC 1998-3, Merrill Lynch Mortgage Investors, Inc. Series 1998-FF2, Series 1998-FF3, Series 1998-GN3, Series 1999-H1, Series 1999-3, Series 1999-CB1 and Series 1999-CB2 and The Prudential Home Mortgage Securities Company, Inc., Series 1990-09, Series 1990-14, Series 1991-05, Series 1991-10, Series 1991-14, Series 1991-20, Series 1992-06, Series
1992-12, Series 1992-16, Series 1992-23, Series 1992-31, Series 1992-36, Series
1992-44, and Series 1993-5.

         DELINQUENCY AND FORECLOSURE EXPERIENCE. The following table sets forth the delinquency and foreclosure experience of the mortgage loans serviced by Litton (doing business as Litton Loan Servicing, Inc.) as of the date indicated. The Servicer's portfolio of mortgage loans may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of the related mortgagor to make required payments. It should be noted that the Servicer's business emphasizes to a certain degree the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and the Servicer has been an active participant in the market for such servicing rights over the past several months. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of the Servicer in the period ending on March 31, 1999 as compared with the annual periods ending on December 31, 1998 and December 31, 1997.


                                      DELINQUENCY AND FORECLOSURE EXPERIENCE1


                                       AS OF MARCH 31, 1999                           AS OF DECEMBER 31, 1998
                           --------------------------------------------    -------------------------------------------
                                                                % BY                                            % BY
                             NO. OF                           PRINCIPAL    NO. OF                            PRINCIPAL
                             LOANS    PRINCIPAL BALANCE(1)    BALANCE       LOANS   PRINCIPAL BALANCE(1)      BALANCE
                             -----    --------------------    -------       -----   --------------------      -------
Current Loans                  38,189  $ 2,422,259,028.89       74.86%    39,063    $2,489,678,137.64           78.01%
Period of Delinquency(3)
30-59 Days                      3,757  $   249,030,022.74        7.70%     3,689    $  233,734,152.03            7.32%
60-89 Days                      1,527      100,814,503.93        3.12%     1,497           814,503.93            2.76%
90 Days or more                 2,773  $   158,862,515.05        4.91%     2,578    $  121,504,523.26            3.81%
Total Delinquencies             8,057  $   508,707,041.72       15.72%     7,764    $  443,183,186.63           13.89%
Foreclosure/Bankruptcies4       3,472  $   243,164,515.37        7.51%     2,780    $  197,668,255.15            6.19%
Real Estate Owned               1,072 $     61,709,490.76        1.91%     1,009    $   60,867,154.24            1.91%
                              ------- -------------------      ------     ------    -----------------          ------
Total Portfolio                50,790 $  3,235,840,076.74      100.00%    50,616    $3,191,396,733.66          100.00%
                              ------- -------------------      ------     ------    -----------------          ------






                                         AS OF DECEMBER 31, 1997
                           ----------------------------------------------------
                                                                        % BY
                             NO. OF                                   PRINCIPAL
                             LOANS            PRINCIPAL BALANCE(1)     BALANCE
                             -----            --------------------     -------

Current Loans                  28,982     $ 1,360,468,859.99         80.48%
Period of Delinquency(3)
30-59 Days                      2,534         111,026,183.71          6.57%
60-89 Days                        728          29,739,191.62          1.76%
90 Days or more                 1,348          50,772,586.46          3.00%
Total Delinquencies             4,610         191,537,962.00         11.33%
Foreclosure/Bankruptcies4       1,344          98,380,747.30          5.82%
Real Estate Owned                 427         39,978,357.34           2.37%
                               ------    ------------------         ------
Total Portfolio                35,363    $ 1,690,365,926.42         100.00%
                               ------    ------------------         ------


----------------------------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure.
(3) No mortgage loan is included in this section of the table as delinquent until it is 30 days past due.
(4) Exclusive of the number of loans and principal balance shown in Period of Delinquency.

         It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the Master Servicer's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Master Servicer's mortgage servicing portfolio (which may differ substantially from the Mortgage Pool with respect to credit underwriting standards and other factors) only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. The Master Servicer does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform in a manner consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Master Servicer. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

THE TRUSTEE

         The Chase Manhattan Bank, a New York banking corporation, will act as trustee (the "Trustee") for the Certificates pursuant to the Agreement. The Trustee's offices for notices under the Agreement are located at 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services and its telephone number is (212) 946-3200. The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to accrued interest at the Trustee Fee Rate of 0.0125% per annum on the Stated Principal Balance of each Mortgage Loan. As additional compensation, the Trustee is entitled to retain any and all interest or other income earned on Funds held in the Distribution Account. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of it servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of 0.50% per annum, in each case with respect to each Mortgage Loan on the Stated Principal Balance of each Mortgage Loan. As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees, late payment charges and other fees and charges (other than prepayment penalties) to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts. The Master Servicer will be obligated to offset any Prepayment Interest Shortfall on any Distribution Date (payments made by the Master Servicer in satisfaction of such obligation, "Compensating Interest") to the extent of 50% of its Servicing Fee for such Distribution Date. The Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities with respect to the Mortgage Loans and is entitled to reimbursement therefor as provided in the Agreement. The servicer will also be entitled to a special servicing fee (the "Special Servicing Fee") with respect to the Mortgage Loans which are delinquent for more than 90 days. The Special Servicing Fee will be paid after payments due the Class A Certificateholders and all amounts owed to the Certificate Insurer. For each such Mortgage Loan the Special Servicing Fee will be equal to $125 for each month such Mortgage Loan is delinquent, to a maximum of 18 consecutive months.

PLEDGE AND ASSIGNMENT OF MASTER SERVICER'S RIGHTS

         On the Closing Date, the Master Servicer will pledge and assign all of its right, title and interest in, to and under the Agreement to First Union National Bank ("First Union"), as the representative of certain lenders. In the event that a Servicing Termination Event (as defined in the Agreement) occurs, the Trustee, the Certificate Insurer and the Depositor have agreed to the appointment of First Union National Bank or its designee as the successor master servicer, provided that at the time of such appointment First Union or such designee meets the requirements of a successor master servicer described in the Agreement (including being acceptable to the Certificate Insurer) and that First Union or such designee agrees to be subject to the terms of the Agreement.

VOTING RIGHTS

         Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of Voting Rights. The percentage of the Voting Rights allocated among holders of the Class A Certificates will be 99%; and the percentage of the Voting Rights allocated among holders of the Class R Certificates will be 1%. The Voting Rights allocated to the Class A Certificates will be allocated among all holders of each such Class A Certificates in proportion to the outstanding Certificate Principal Balance of such Certificates. So long as no Certificate Insurer Default is then in effect, the Certificate Insurer shall be entitled to exercise all rights of the Class A Certificateholders, and the Class A Certificateholders cannot exercise such rights without the prior written consent of the Certificate Insurer.

TERMINATION

         The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in "Description of the Certificates--Termination" in the Prospectus. The owner of the Class R Certificate has the option (or if the owner of the Class R Certificate does not exercise such option, the Master Servicer has the option and if neither exercises such option, the Certificate Insurer shall be entitled to exercise such option) to purchase all the mortgage loans and any properties that the trustee acquired in satisfaction of any of the mortgage loans. This option can be exercised (i) by the holder of the Class R Certificate only if the Class R Certificate is not held by the Depositor or any affiliate, and (ii) only when the total principal balance of the mortgage loans, including the mortgage loans related to the properties which the trustee has acquired, is 10% or less than the total principal balance of the mortgage loans on the Cut-Off Date. In the event such option is exercised, the purchase price payable in connection therewith generally will be equal to par plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed, plus any amounts then due and owing to the Certificate Insurer. In the event such option is exercised, the portion of the purchase price allocable to the Class A Certificates will be, to the extent of available funds (i) 100% of the then outstanding Class Certificate Balance thereof, plus (ii) one month's interest on the then outstanding Class Certificate Balance thereof at the then applicable Pass-Through Rate, plus (iii) any previously accrued but unpaid interest thereon, plus (iv) to the extent of funds available therefor, or any related LIBOR Carryover Amount. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "Description of the Certificates--Termination" in the Prospectus.


                     THE CERTIFICATE INSURER AND THE POLICY

         The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement. No representation is made by the Depositor, the Seller or the Underwriter as to the accuracy and completeness of such information.

         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and Certificate Insurer set forth under the heading "The Certificate

Insurer and the Policy". Additionally, the Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

THE CERTIFICATE INSURER

         The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company ("MBIA Inc."). MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

CERTIFICATE INSURER FINANCIAL INFORMATION

         The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1998 and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of March 31, 1999 and for the three-month periods ended March 31, 1999 and March 31, 1998 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended March 31, 1999 are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):



                                             SAP
                          --------------------------------------------

                             DECEMBER 31, 1998      MARCH 31, 1999
                                 (AUDITED)           (UNAUDITED)
                          --------------------- ----------------------
                                         (IN MILLIONS)
                                         -------------
Admitted Assets ..........          $6,521            $6,742
Liabilities ..............           4,231             4,412
Capital and Surplus ......           2,290             2,330

                                              GAAP
                          --------------------------------------------

                             DECEMBER 31, 1998      MARCH 31, 1999
                                 (AUDITED)           (UNAUDITED)
                          --------------------- ----------------------
                                         (IN MILLIONS)
                                         -------------
Assets ................        $7,488                  $7,625
Liabilities ...........         3,211                   3,370
Shareholder's Equity ..         4,277                   4,255


WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE CERTIFICATE INSURER

         Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1998 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

YEAR 2000 READINESS DISCLOSURE

         MBIA Inc. is actively managing a high-priority Year 2000 (Y2K) program. MBIA Inc. has established an independent Y2K testing lab in its Armonk headquarters, with a committee of business unit managers overseeing the project. MBIA Inc. has a budget of $1.13 million for its 1998-2000 Y2K efforts. Expenditures are proceeding as anticipated, and MBIA Inc. does not expect the project budget to materially exceed this amount. MBIA Inc. has initiated a comprehensive Y2K plan that includes assessment, remediation, testing and contingency planning. This plan covers "mission-critical" internally developed systems, vendor software, hardware and certain third-party entities through which MBIA Inc. conducts its business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were Y2K-ready as of December 31, 1998. Additional testing will continue throughout 1999.

FINANCIAL STRENGTH RATINGS OF THE CERTIFICATE INSURER

         Moody's Investors Service, Inc. rates the financial strength of the Certificate Insurer "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the financial strength of the Certificate Insurer "AAA."

         Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of the Certificate Insurer "AAA."

         Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

THE POLICY

         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner (as described below) that an amount equal to each full and complete Insured Payment (as described below) will be received from the Certificate Insurer by the Trustee or its successor on behalf of the Owners for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

         Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Policy does not cover, and Insured Payments shall not include, any Civil Relief Interest Shortfalls, any Prepayment Interest Shortfalls, any LIBOR Shortfall or any LIBOR Carryover Amount.

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day (as described below) following receipt on a Business Day by the Fiscal Agent (as described below) of:

         o a certified copy of the order requiring the return of a preference payment,

         o an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal,

         o an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, and

         o appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Certificateholder in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Certificate Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer, or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under a Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured

Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the related Policy.

         As used in the Policy, the following terms shall have the following meanings:

         "Agreement" means the Pooling and Servicing Agreement dated as of June 1, 1999 among Merrill Lynch Mortgage Investors, Inc., as Depositor, Litton Loan Servicing LP, as Master Servicer and The Chase Manhattan Bank, as trustee, without regard to any amendment or supplement thereto unless such amendment or supplement is approved in writing by the Certificate Insurer.

         "Business Day" means any day other than (a) a Saturday or a Sunday, (b) a day on which the Certificate Insurer is closed or (c) a day on which banking institutions in New York, New York, California, or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         "Deficiency Amount" means, (A) as of any Distribution Date the sum of
(i) the excess, if any, of (a) the Class A Interest Distribution Amount for such Distribution Date over (b) the Available Distribution Amount for such Distribution Date, net of the Premium Amount and the Trustee Fee for such Distribution Date and (ii) the Undercollateralized Amount, if any, for such Distribution Date (after giving effect to all distributions of principal made on the Class A Certificates) and (B) on the Stated Maturity Date, the outstanding Class A Certificate Balance (after giving effect to all principal distributions made on the Class A Certificates).

         "Insured Payment" means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the related Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable
Distribution Date.

         "Owner" means each Class A Certificateholder who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificates to payment thereunder.

         "Preference Amount" means any amount previously distributed to a Class A Certificateholder on a Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United Stated Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

         Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         THE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         A real estate mortgage investment conduit ("REMIC") election will be made in connection with the Trust Fund for federal income tax purposes (the "Trust Fund REMIC"). Upon the issuance of the Class A Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, the Trust Fund REMIC will qualify as a REMIC within the meaning of the Code.

         For federal income tax purposes, the Class R Certificates will be the sole Class of "residual interests" and the Class A Certificates will be the "regular interests" in the Trust Fund REMIC and will generally be treated as debt instruments of the Trust Fund REMIC. See "Material Federal Income Tax Consequences" in the Prospectus.

         For federal income tax information reporting purposes, the Class A Certificates will not be treated as having been issued with original issue discount. The prepayment assumptions that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes for the REMIC will be based on the assumption that subsequent to the date of any determination, the Mortgage Loans will prepay at a rate of 25% CPR. No representation is made that the Mortgage Loans will prepay at these rates or at any other rate. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", "--Market Discount" and "--Premium" in the Prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to prepayable securities, such as the Class A Certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate, such as the Class A Certificates. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to the Class A Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to the Class A Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A Certificates should be treated as having been issued with original issue discount or should be governed by some other method not yet set forth in regulations. Prospective purchasers of the Class A Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         If the Class A Certificates are required to be treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount with respect to the Class A Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount
(i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

         In general the Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and as "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund REMIC would be so treated. Moreover, if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, the Class A Certificates will qualify for the corresponding status in their entirety for that calendar year. In addition, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Furthermore, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, to the extent that the Mortgage Loans represent loans secured by mixed residential and commercial structures, such loans will be treated as assets described in
Section 7701(a)(19)(C) of the Code only if the residential use of the property securing such loans exceeds 80% of the property's entire use. See "Material Federal Income Tax Consequences--REMICs--Characterization of Investment in REMIC Certificates" in the Prospectus.

         To the extent permitted by then applicable law, any "prohibited transactions tax", "contributions tax", tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the Trust Fund REMIC will be borne by the Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling Agreement and in respect of compliance with then applicable law. Any such tax not borne by the Master Servicer or the Trustee will be payable out of the Trust Fund REMIC which may reduce the amounts otherwise payable to Holders of Class A Certificates. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions and Other Possible REMIC Taxes" in the Prospectus.

         A Certificateholder that is not a "U. S. person" (as defined in the Prospectus) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. person and providing the name and address of such Certificateholder). If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. The "New Regulations" (as defined in the Prospectus) will now generally be effective for payments made after December 31, 2000.

         The Master Servicer will be designated as the "tax matters person" (as defined in Treasury regulation Section 301.6231(a)(7)-(1)(a) with respect to the Trust Fund REMIC, and in connection therewith will be required to hold not less than 0.01% of the Percentage Interests of the Class R Certificates.

         For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of the Class A Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans and expenses connected with pooling the Mortgage Loans and issuing the Certificates.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Class A Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") and the Underwriter has agreed to purchase the Class A Certificates.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby, if any are purchased.

         The distribution of the Class A Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Class A Certificates positioned by them, may be deemed to be underwriting discounts and commissions under the Act.

         The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         All of the Mortgage Loans evidenced by the Certificates have been acquired by the Depositor from Merrill Lynch Mortgage Capital Inc., an affiliate, which acquired them in a privately negotiated transaction with the Mortgage Loan Originator.

         The Depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                  LEGAL MATTERS

         Certain legal matters relating to the Class A Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood, New York, New York.

                                     EXPERTS

         The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                     RATINGS

         It is a condition to the issuance of the Class A Certificates that they receive the respective ratings set forth below from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and Moody's Investors Service, Inc. ("Moody's," and together with Standard & Poor's, the "Rating Agencies"):


            Class        Standard & Poor's            Moody's
              A                 AAA                     Aaa

         The ratings of the Rating Agencies assigned to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the likelihood of the payment of any Prepayment Interest Shortfall, Relief Act Shortfall, LIBOR Shortfall or any LIBOR Carryover Amount.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Class A Certificates.

         The Depositor has not requested that any rating agency rate the Class A Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates as stated above.


                                LEGAL INVESTMENT

         The Class A Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provided the states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

         The Depositor makes no representation as to the proper characterization of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class A Certificates under applicable legal investment restrictions. The uncertainties may adversely affect the liquidity of the Class A Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and the extent to which the Class A Certificates constitute a legal investment under SMMEA or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.


                              ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other retirement plans or arrangements (including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

         The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), on May 24, 1990 to the Underwriter which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Merrill Lynch, Pierce, Fenner &

Smith Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to the Class A Certificates.

         The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Class A Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Class A Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Class A Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust. Third, the Class A Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Company or Fitch IBCA, Inc. ("National Credit Ratings Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of any Underwriter, the Depositor, the Master Servicer, each sub-servicer and any mortgagor with respect to the Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Class A Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; the sum of all payments made to and retained by the Master Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Seventh, (i) the investment pool consists only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. See "ERISA Considerations" in the Prospectus.

         In addition, the Exemption will not apply to a Plan's investment in Class A Certificates if the plan fiduciary responsible for the decision to invest in Class A Certificates is a mortgagor or obligor with respect to more than 5% of the fair market value of the obligations constituting the Mortgage Loans or an affiliate of such person, unless: (1) in the case of an acquisition in connection with the initial issuance of any Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition; (3) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in Certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and (4) the Plan is not sponsored by any member of the Restricted Group.

         Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied.

         Any Plan fiduciary considering whether to purchase an Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

         The sale of the Class A Certificates to a Plan is in no respect a representation by the Issuer or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            Page
Accrued Certificate Interest................................................S-41
Adjustment Date   ..........................................................S-12
Agreement         ..........................................................S-46
Available Funds Pass-Through Rate...........................................S-42
CEDE              ..........................................................S-38
Cedelbank Participants......................................................S-39
Certificate Owners..........................................................S-38
Certificateholder ..........................................................S-38
Class A Certificates........................................................S-37
Class A Principal Distribution Amount.......................................S-43
Class Certificate Balance...................................................S-37
Clearing Agency   ..........................................................S-38
clearing corporation........................................................S-38
Commission        ..........................................................S-25
Compensating Interest.......................................................S-49
Cooperative       ..........................................................S-39
CPR               ..........................................................S-34
Cut-off Date Pool Principal Balance.........................................S-42
Depositaries      ..........................................................S-38
Depositary        ..........................................................S-38
Due Date          ..........................................................S-12
ERISA             ..........................................................S-58
Euroclear         ..........................................................S-38
Euroclear Operator..........................................................S-39
Euroclear Participants......................................................S-39
Exemption         ..........................................................S-58
Expense Adjusted Maximum Mortgage Rate......................................S-42
Expense Fee Rate  ..........................................................S-42
Extra Principal Distribution Amount.........................................S-44
First Union       ..........................................................S-50
five year Delayed First Adjustment Date Mortgage Loan.......................S-12
Gross Margin      ..........................................................S-12
Indirect Participants.......................................................S-38
Interest Accrual Period.....................................................S-41
Interest Carry Forward Amount...............................................S-41
Interest Determination Date.................................................S-42
LIBOR Carryover Amount......................................................S-42
LIBOR Rate        ..........................................................S-42
LIBOR Shortfall Amount......................................................S-42
Litton            ..........................................................S-47
master servicer   ...........................................................S-3
Maximum Mortgage Rate.......................................................S-12
Minimum Mortgage Rate.......................................................S-12
Modeling Assumptions........................................................S-34
Monthly Advance   ..........................................................S-46
Monthly Excess Interest Amount..............................................S-44
Mortgage Loan Originator....................................................S-25
Mortgaged Properties........................................................S-11
National Credit Ratings Agencies............................................S-58
non-conforming credit.......................................................S-26
OID Regulations   ..........................................................S-55

One-Month LIBOR   ..........................................................S-42
Overcollateralization Amount................................................S-44
Overcollateralization Deficiency............................................S-44
Overcollateralization Release Amounts.......................................S-45
PacificAmerica    ..........................................................S-25
Participants      ..........................................................S-38
Periodic Rate Cap ..........................................................S-12
Plan              ..........................................................S-58
Prepayment Interest Shortfalls..............................................S-32
Rating Agencies   ..........................................................S-57
Relief Act        ..........................................................S-32
REMIC             ..........................................................S-55
Required Overcollateralization Amount.......................................S-44
Reserve Interest Rate.......................................................S-43
Residual Certificates.......................................................S-37
Six-Month LIBOR   ..........................................................S-25
SMMEA             ..........................................................S-58
Standard & Poor's ..........................................................S-57
step-down         ..........................................................S-44
Stepdown Date     ..........................................................S-45
Telerate Page 3750..........................................................S-42
Terms and Conditions........................................................S-40
three year Delayed First Adjustment Date Mortgage Loan......................S-12
Trustee           ..........................................................S-49
two year Delayed First Adjustment Date Mortgage Loan........................S-12
Underwriter       ..........................................................S-58

                                  $109,248,500


                    MORTGAGE LOAN ASSET BACKED CERTIFICATES,
                                 SERIES 1999-H2

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR



              -----------------------------------------------------



                              PROSPECTUS SUPPLEMENT

              -----------------------------------------------------


                               MERRILL LYNCH & CO.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Certificates in any state where the offer is not permitted.

         Until the expiration of 90 days the date of this Prospectus Supplement, all dealers selling the Class A Certificates, whether or not participating in this distribution, will deliver a Prospectus Supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.